SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities

                  Exchange Act of 1934 (Amendment No. 1)

Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
(X)  Preliminary proxy statement
(  )  Definitive proxy statement
(  )  Definitive additional materials
(  )  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Mark IV Industries, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           Mark IV Industries, Inc.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

(  )  No fee required.

(X)  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
     Common stock, par value $0.01
     ------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
     54,559,563(/1/)
     ------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1) (set forth the amount on which the filing fee is calculated and state how it was determined):
     $23.00
     ------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
     $1,254,869,949
     ------------------------------------------------------------------------
(5) Total fee paid:
     $250,974
     ------------------------------------------------------------------------

(X)  Fee paid previously with preliminary materials:

(  )  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
     -----------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
     -----------------------------------------------------------------------
(3) Filing party:
     -----------------------------------------------------------------------
(4) Date filed:
     -----------------------------------------------------------------------

(1) Estimated for purposes of calculating the amount of the filing fee only. The amount assumes the conversion of 54,559,563 shares of common stock, par value $0.01 per share (the "Shares") of the Registrant, into the merger consideration of $23.00 per Share in cash. As of June 16, 2000, there were (i) 44,361,427 Shares issued and outstanding, (ii) 8,380,952 Shares reserved for issuance upon conversion of the Company's outstanding 4 3/4% Convertible Subordinated Notes, due 2004 and (iii) an aggregate of 2,445,634 Shares reserved for issuance upon exercise of outstanding options pursuant to Incentive Stock Option Plans, totalling 55,188,013 Shares on a fully diluted basis. Certain stockholders of the Company, owning an aggregate of 628,450 options, agreed, in lieu of receiving cash based on the $23.00 per Share merger consideration, to exchange their options for options to purchase shares of the parent of the surviving corporation, resulting in 54,559,563 Shares to be converted into cash in the merger. The amount of the filing fee calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the value of the transaction.

              PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

                                    [LOGO]

                                                                         , 2000

To Our Stockholders:

  Our board of directors has called a special stockholders meeting to be held
on      , 2000, at which you will be asked to consider and vote upon adoption of a merger agreement between Mark IV Industries, Inc. and MIV Acquisition Corporation, a newly-formed entity controlled by funds advised by BC Partners, a leading European private equity firm, which provides for, among other things, the merger of MIV Acquisition Corporation into Mark IV. In the merger, our common stockholders will receive $23.00 in cash for each share of Mark IV common stock, together with the associated preferred share purchase rights, they own.

  The board has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, our board of directors determined that the merger is fair to and in the best interests of Mark IV and the holders of our common stock.

  THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE SPECIAL MEETING.

  Your vote is very important. For the merger agreement to be adopted and the transactions contemplated by the merger agreement, including the merger, to be approved, the holders of at least a majority of our outstanding shares of common stock must vote in favor of the proposal. As a result, your failure to vote will have the same effect as if you voted against the merger agreement. We urge you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed return envelope, whether or not you plan to attend the special meeting and regardless of the number of shares you own. If you do attend the special meeting, you may withdraw your proxy and vote in person.

  A formal notice of the special stockholders meeting, a proxy statement and a form of proxy accompany this letter. The proxy statement provides you with detailed information about the proposed merger. We encourage you to read the entire proxy statement, including the appendices, completely and carefully.

  We are mailing the proxy statement and form of proxy to our stockholders
beginning on      , 2000.

  Please do not send us any stock certificates at this time. You will receive instructions as to how to surrender your stock certificate(s) and receive payment for your common stock after the effective time of the merger.

                                          Sincerely,

                                          /s/ Sal H. Alfiero

                                          Sal H. Alfiero
                                          Chairman of the Board and
                                          Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A FAILURE TO VOTE EITHER AT THE SPECIAL MEETING OR BY RETURNING THE ENCLOSED PROXY CARD WILL COUNT AS A VOTE AGAINST THE MERGER.

              PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

                                    [LOGO]

                        501 John James Audubon Parkway
                                 P. O. Box 810
                         Amherst, New York 14226-0810

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON      , 2000

                               ----------------

To The Stockholders Of
Mark IV Industries, Inc.:

  NOTICE HEREBY IS GIVEN that a special meeting of stockholders of Mark IV
Industries, Inc. will be held at     a.m., local time, on      , 2000 at the
Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York for the purpose of considering and voting upon:

  1. A proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 2000, between Mark IV and MIV Acquisition Corporation, referred to as MIV, which provides for, among other things, the merger of MIV into Mark IV, and approve of the transactions contemplated by the merger agreement, including the merger. As a result of the merger, each share of Mark IV common stock, together with the associated preferred stock purchase rights, outstanding immediately prior to the merger, other than common stock for which dissenter's rights are perfected in accordance with Delaware law, will be converted into the right to receive $23.00 in cash, as described in more detail in the accompanying proxy statement.

  2. A proposal to permit the proxies, in their discretion, to adjourn the special meeting of stockholders for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement in the event that the number obtained is insufficient to assure adoption of the merger agreement.

  3. Transaction of such other business as properly may come before the meeting or any adjournment of the meeting.

  A copy of the merger agreement is attached as Appendix A to the proxy statement which accompanies this notice. Please review the proxy statement for more complete information regarding the merger proposal.

  Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. Approval of the proposal to permit the proxies, in their sole discretion, to adjourn the special meeting for the sole purpose of soliciting more votes or proxies in favor of the approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock voting on the proposal at the meeting, assuming at least a majority of the outstanding common shares are present in person or represented by proxy at the meeting. Only stockholders of record at the close
of business on      , 2000 are entitled to receive notice of and to vote at
the special meeting or any adjournment or postponement of the special meeting and "FOR" the proposal to permit the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement.

  The proxy holders will vote common stock represented by properly executed proxies as directed on the proxy card. If no directions are given, proxies will be voted "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger. To grant a proxy to vote your common stock, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed return envelope.

                                          By Order of the Board of Directors,

                                          /s/ Sal H. Alfiero

                                          Sal H. Alfiero
                                          Chairman of the Board and
                                          Chief Executive Officer

Amherst, New York
     , 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

              PRELIMINARY PROXY MATERIALS--SUBJECT TO COMPLETION

                           MARK IV INDUSTRIES, INC.

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON      , 2000

                               ----------------
                              SUMMARY TERM SHEET

  THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THIS ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES, CAREFULLY. IN THIS PROXY STATEMENT, THE TERMS "MARK IV," "WE," "US," "OUR" AND "OUR COMPANY" REFER TO MARK IV INDUSTRIES, INC.

  . We are proposing to merge with MIV Acquisition Corporation, a newly-formed entity controlled by funds advised by BC Partners, pursuant to the merger agreement described in this proxy statement. (page 27)

  .  We are holding a special meeting of our stockholders at     a.m. on
      , 2000 at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York to vote on adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, to permit the proxies to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement, and to act on any other matters that properly may come before the meeting. (page 1)

  . Our board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Mark IV and our stockholders. Our board recommends that you vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger. (page 8)

  . Our board of directors received a written opinion dated May 26, 2000 from its financial advisor, Bear, Stearns & Co. Inc., to the effect that, as of that date and based on and subject to the matters described in the opinion, the cash consideration to be received in the merger by our stockholders was fair, from a financial point of view to our stockholders, other than certain executive officers of Mark IV. We have included Bear Stearns' opinion as Appendix B to this Proxy Statement. While the opinion of Bear Stearns is directed to the Mark IV board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the proposed merger, we urge our stockholders to read the opinion of Bear Stearns carefully in its entirety. (page 10 and Appendix B)

  . Certain members of our senior management and directors, owning in the aggregate approximately 16.2% of our outstanding common stock, have agreed to, among other things, vote or cause to be voted their shares of common stock in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, at the special meeting (page 2).

  The following are the material terms of the proposed merger:

  . You will receive $23.00 in cash, without interest, for each share of common stock, together with the associated preferred stock purchase rights, you own. (page 27)

  . The merger will be a taxable transaction to our stockholders for federal tax purposes. (page 23-25)

  . MIV will be merged with and into us, and we will be the surviving corporation after the merger and will be a wholly-owned subsidiary of an entity to be organized under the laws of Luxembourg. Private investment funds advised by BC Partners will own a direct or indirect controlling interest in the common equity of the Luxembourg parent and the other holders of common equity of the parent will include certain members of our senior management. (page 27)

  . After the merger, our stockholders will not have an equity interest in Mark IV. (page 27)

  . The merger will be completed only if a number of conditions are satisfied. These include adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, by our stockholders and MIV obtaining the financing needed to pay the merger consideration. (page 34-35)

  . The merger agreement can be terminated by the mutual written consent of Mark IV and MIV at any time or by either or both of us under specified circumstances. (page 36) If the agreement is terminated, in some circumstances we will be obligated to pay up to $6,000,000 in out-of-pocket expenses to MIV and also, in some cases, a termination fee in the amount of $30,000,000. (page 37)

  . We expect to complete the merger promptly after the special stockholders meeting, but not later than November 30, 2000. (pages 27 and 41).

  The procedures relating to your vote at the meeting are as follows:

  . If your shares are held directly in your name, you should mail your signed proxy card to us in the enclosed self-addressed envelope so that
     we receive your proxy prior to the      , 2000 special meeting. (page 2)

  . If your shares are held in "street name" by your broker, your broker cannot vote your shares without instructions from you. You should follow the directions for giving instructions provided by your broker. (page 1)

  . Under Delaware law, you have the right to be paid the fair value of your stock, as determined in the Court of Chancery of the State of Delaware, if you do not vote for the merger, the merger is completed and you properly follow the procedures for perfecting dissenter's rights under Delaware law. (page 25)

  . Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of the holders of a majority of the issued and outstanding common stock. If you fail to vote, it will have the same effect as if you voted against adoption of the merger agreement.
     (page 2)

  . You may revoke your proxy and change your vote in any of the following ways (page 3):

    - Send us a written notice stating that you would like to revoke your proxy.

    - Complete and submit a new, later dated proxy card by mail, which will supersede your prior vote.

    -  Attend the special stockholders meeting and vote in person.

    - If you have instructed a broker to vote your shares, you must follow directions from your broker to change or revoke your proxy.

  . Please do not send us any of your stock certificates at this time. After the merger is completed, we will send you instructions explaining how to exchange your common stock certificates for cash. (page 28)

  NO ONE HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THIS SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY PERSON ACTING ON OUR BEHALF.

  If you would like additional copies of this proxy statement or if you would like to ask questions about the merger, you should contact Colleen Tibollo at Mark IV Industries, Inc., 501 John James Audubon Parkway, P.O. Box 810, Amherst, New York 14226-0810, or by telephone at (716) 689-4972.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Term Sheet.........................................................

The Special Stockholders Meeting...........................................   1

  General..................................................................   1

  Record Date and Vote Required............................................   1

  Proxies..................................................................   2

  Revocation of Proxies....................................................   3

  Other Matters............................................................   3

  Solicitation of Proxies..................................................   3

Special Factors............................................................   3

  Background of the Merger.................................................   3

  Reasons for the Merger; Recommendation of our Board of Directors.........   8

  Opinion of our Financial Advisor.........................................  10
  Certain Estimates of Future Operations and other Information.............  16

Stockholder Voting Agreement...............................................  17

Interests of Certain Persons; Conflicts of Interest........................  18

  Continuing Management Members; Retained Equity...........................  18

  Restructured Employment Agreements and Other Benefit Arrangements........  19

  New Management Option Plan...............................................  21

Accounting Treatment.......................................................  22

Financing..................................................................  22

Effect of the Merger on our Common Stock...................................  23

Regulatory Matters.........................................................  23

United States Federal Income Tax Consequences..............................  23

Dissenter's Rights.........................................................  25

Litigation Challenging the Merger..........................................  26

The Merger Agreement.......................................................  27

  The Merger...............................................................  27

  Consideration to be Received in the Merger...............................  27

  Treatment of Stock Options...............................................  27

  Exchange of our Common Stock.............................................  28

  Representations and Warranties of Mark IV................................  28

  Representations and Warranties of MIV....................................  29

  Covenants of Mark IV.....................................................  30

  Covenants of MIV.........................................................  33


                                                                          Page
                                                                          ----
  Additional Covenants of Mark IV and MIV................................  34

  Conditions to the Merger...............................................  34

  Termination............................................................  36

  Termination Fees and Expenses..........................................  37

  Amendment and Waiver...................................................  37

Information about Us.....................................................  38

Information about MIV, Luxco, and Certain other Persons..................  38

Ownership of our Common Stock............................................  39

  Directors and Executive Officers.......................................  39

Annual Meeting and Stockholder Proposals.................................  41

Where You Can Find More Information......................................  42
APPENDIX A    Agreement and Plan of Merger, dated as of May 26, 2000, by and between MIV Acquisition Corporation and Mark IV
              Industries, Inc............................................ A-1
APPENDIX B     Opinion of Bear, Stearns & Co. Inc. ...................... B-1
APPENDIX C     Section 262 of the Delaware General Corporation Law....... C-1

                       THE SPECIAL STOCKHOLDERS MEETING

General

  We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies by our board of directors for use
at a special meeting of stockholders to be held on    , 2000 at    a.m., local
time, at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New
York.

  The purpose of the special meeting is to consider and vote upon:

  . a proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger, pursuant to which, among other things, each share of our common stock, together with the associated preferred share purchase rights, outstanding immediately prior to the merger, other than common stock for which dissenter's rights are perfected in accordance with Delaware law, will be converted into the right to receive $23.00 in cash;

  . a proposal to permit the proxies, in their discretion, to adjourn the special stockholders meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement; and

  .  such other business as may properly come before the special meeting.

  OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF MARK IV AND THE HOLDERS OF OUR COMMON STOCK AND HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

  THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO PERMIT THE PROXIES, IN THEIR DISCRETION, TO ADJOURN THE SPECIAL STOCKHOLDERS MEETING FOR THE SOLE PURPOSE OF SOLICITING MORE VOTES OR PROXIES IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.

Record Date and Vote Required

  You may cast one vote at the special stockholders meeting for each share of
common stock that you owned at the close of business on    , 2000. On that
date, we had       shares of common stock outstanding and entitled to vote.

  The affirmative vote of the holders of a majority of the issued and outstanding common stock is required to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger.

  The affirmative vote of the holders of a majority of the shares of common stock voting on the proposal at the meeting is required to approve the proposal to permit the proxies, in their discretion, to adjourn the special stockholders meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement, assuming at least a majority of the outstanding common shares are present in person or represented by proxy at the meeting.

  Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers will not have authority to vote on adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, unless they receive special instructions from the beneficial owners of those shares. Shares that are not voted because brokers did not receive any instructions are referred to as "broker non-votes."

  The presence, in person or represented by a proxy, of the holders of a majority of the common stock entitled to vote at the special stockholders meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

  Any failure to be present at the special stockholders meeting, in person or by proxy, any abstention and any broker non-vote will have the same effect as a vote against adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger. Any failure to be present at the special stockholders meeting, in person or by proxy, will have the effect of reducing the aggregate number of common stock voting and, therefore, the number of votes required to approve the proposal to permit the proxies, in their discretion, to adjourn the meeting to solicit more votes or proxies in favor of adoption of the merger agreement, while any abstention or broker non-vote will have the same effect as a vote against that proposal.

  The persons appointed to vote as proxies are authorized to vote upon any adjournments, postponements, continuations or reschedulings of the special stockholders meeting and upon any other matters that properly come before the meeting. In the event that less than a majority of our issued and outstanding shares of common stock entitled to vote are voted in favor of adoption of the merger agreement and a majority of the shares of common stock present at the meeting are voted in favor of the proposal to permit the holders of the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement, the holders of the proxies will be authorized, in their discretion, to vote the common stock for which they hold proxies to adjourn, postpone or continue the meeting for the purpose of allowing them to have additional time to solicit additional votes or proxies in favor of adoption of the merger agreement. If less than a majority of the shares of common stock present at the meeting are voted in favor of the proposal to permit the proxies to adjourn the meeting to solicit more votes or proxies in favor of adoption of the merger agreement, the proxies may not adjourn, postpone or continue the meeting for that purpose alone.

  As of June 16, 2000, our directors and executive officers owned beneficially (exclusive of exercisable options) and had the right to vote an aggregate of 7,476,013 shares of common stock, or approximately 16.9% of the common stock outstanding on that date. Our directors have indicated their intention to vote their common stock in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, and approval of the proposal to permit the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement. In addition, certain of our executive officers and directors have agreed, among other things, to vote or cause to be voted the aggregate of approximately 16.2% of our outstanding shares of common stock owned by them in favor of adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, at the special meeting and at any adjournment of the special meeting pursuant to a Stockholder Voting Agreement, dated as of May 26, 2000 which is described below under "Stockholder Voting Agreement."

  As of    , 2000, our directors and executive officers owned no common stock of MIV, and MIV owned none of our common stock. However, certain of our executive officers (one of whom is also a director) have entered into agreements described in this proxy statement to acquire indirect equity interests in the surviving corporation. (See "Interests of Certain Persons; Conflicts of Interest--Continuing Management Members; Retained Equity.)

Proxies

  Each copy of this proxy statement sent to our common stockholders is accompanied by a form of proxy for use at the special stockholders meeting. Common stock represented by a proxy properly submitted as described below and received at or prior to the special stockholders meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy.

  TO SUBMIT A PROXY, HOLDERS OF COMMON STOCK SHOULD COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROVIDED WITH THIS PROXY STATEMENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. If a proxy card is signed and returned without indicating any voting instructions, the common stock represented by the proxy will be voted "FOR" adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger and "FOR" permitting the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement.

Revocation of Proxies

  Any stockholder who submits a proxy may revoke it at any time before it is voted:

  --by giving written notice of the revocation to us, addressed to: Mark IV
   Industries, Inc., P. O. Box 810, Amherst, New York 14226, Attention:
   Secretary;

  --by submitting a later dated proxy by mail, if we receive the proxy prior to the special stockholders meeting; or

  --by VOTING in person at the special stockholders meeting. A proxy is not revoked simply by ATTENDING the special stockholders meeting.

Stockholders who have instructed a broker to vote their stock must follow directions received from their broker to change or revoke their proxy.

Other Matters

  Our board of directors currently is not aware of any business to be acted upon at the special stockholders meeting, other than as described above. If, however, other matters properly are brought before the meeting, the persons appointed as proxies will have discretion to vote or to act on these matters according to their best judgment, unless otherwise indicated on any particular proxy.

Solicitation of Proxies

  In addition to solicitation by mail, our directors, officers and employees, none of whom will be specifically compensated for those services, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with those services, may solicit proxies from our stockholders personally or by telephone, facsimile or telegram or other form of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending the materials to beneficial owners.

  PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES TO US WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, WE WILL SEND YOU A TRANSMITTAL FORM WITH INSTRUCTIONS ON HOW TO EXCHANGE YOUR STOCK CERTIFICATES FOR $23.00 PER SHARE IN CASH.

                                SPECIAL FACTORS

Background of the Merger

  Our management and our board of directors have, from time to time, discussed strategies to maximize stockholder value as a regular part of our strategic planning activities. Over the past several years, our management and our board of directors have become concerned that Mark IV's strong operating performance was not appropriately reflected in our stock price.

  Beginning in October 1996, we implemented programs and took various actions in an effort to increase our stockholder value. Throughout this process we consulted with our long standing financial advisor, Bear, Stearns & Co. Inc., or Bear Stearns, about the various programs and steps that we were implementing. In fiscal 1997, we initiated a restructuring of our business that included upgrades to the manufacturing equipment in many of our facilities and improvements to the efficiency of our manufacturing facilities. In fiscal 1999, we worked to reduce our inventory levels and to better focus our business strategy on our automotive aftermarket customer base. We completed strategic acquisitions of:
Imperial Eastman in March 1996, LPI Systemes Moteurs S.A. in October 1997 and Lombardini FIM and Ruggerini S.p.A. in April and September 1999, respectively. In addition, we sold our audio equipment group of companies, our Purolator automotive and industrial filters businesses and certain other smaller units, all of which we determined to be outside of our core business focus. Beginning in March 1997, we implemented a stock repurchase program under which we repurchased approximately 33% or $423 million of our outstanding common stock. We also refinanced $388 million of our highest cost debt in order to reduce our interest expense. Despite the programs and changes that we had implemented and the related improvement in our earnings, our stock price as of January 18, 2000 had decreased by 18% since January 17, 1997.

  On January 18, 2000, our board of directors met to discuss, among other things, the performance of our stock and to consider other strategic alternatives that might be available in order to maximize stockholder value, including the possible sale or merger of Mark IV. At this board meeting as well as each subsequent board meeting described under "Background of the Merger" all of our directors were in attendance, either in person or by conference telephone, with the exception of one director who was seriously ill throughout this period. After discussion, the board of directors authorized our senior management to retain Bear Stearns as financial advisor to evaluate our strategic alternatives to maximize stockholder value, including the possible sale or merger of Mark IV. On January 19, 2000, we publicly announced the board of directors' decision to consider strategic alternatives and to retain Bear Stearns for this purpose.

  During the six week period following January 19, 2000, as part of our efforts to explore our strategic alternatives, including the possible sale or merger of Mark IV, Bear Stearns contacted and responded to inquiries from 85 potential bidders on our behalf. Forty-three strategic parties and financial sponsors entered into confidentiality agreements with us and received non-public descriptive materials about our business, products and the markets in which we compete. Following January 19, 2000, our senior management had discussions with Bear Stearns and concluded that the strategic alternative most likely to maximize shareholder value was the sale of Mark IV in its entirety and, therefore, the descriptive materials indicated that we were soliciting indications of interest for the acquisition of 100% of the stock of Mark IV. We set March 15, 2000 as the deadline for submissions of initial indications of interest.

  On January 25, 2000, at the request of the chief executive officer of Interbanca S.p.A., an Italian merchant bank, referred to as Interbanca, three of our senior executives, William Montague, our president and chief operating officer and a director, Kurt Johansson, our senior vice president and president of our automotive business segment, and Giuliano Zucco, our vice president and executive vice president of our automotive business segment, representatives of our financial advisor, representatives of Interbanca and representatives of The Chase Manhattan Bank, referred to as Chase, who were invited by Interbanca, met in Milan, Italy to discuss Interbanca's preliminary interest in a transaction with us. Interbanca is a lender to our Italian subsidiary and Chase is a lender under our senior credit facility. Consequently, both banks were familiar with our business. Later in the day our senior executives met with representatives of Mediobanca--Banco di Credito Finanziario S.p.A., an Italian merchant bank, referred to as Mediobanca, who had expressed an interest in participating as an equity participant or as a lender in a potential transaction with us. Neither the Interbanca nor the Mediobanca representatives made a proposal at the January 25 meetings.

  On February 29, 2000, at a meeting of our board of directors, the process undertaken with the assistance of Bear Stearns was discussed. Sal Alfiero, our chairman and chief executive officer, discussed with our board of directors the descriptive materials about Mark IV which had been prepared for, and requested by and distributed to a number of potential strategic and financial bidders. Mr. Alfiero also discussed with the board of directors that management, along with Bear Stearns, had considered the sale of each of our business units in separate transactions. Due, among other things, to the uncertainties inherent in pursuing a program of selling our business units on an individual basis, both as to the aggregate value that could be obtained and the length of time involved, and in view of the diversion of management time and attention and the potentially adverse tax costs of selling our business units separately, management had determined, after consulting with and receiving the advice of Bear Stearns, that a sale of Mark IV as a whole was the strategic alternative most likely to maximize shareholder value.

  On March 8, 2000, we received a letter from a representative of Interbanca informing us that Interbanca was working with BC Partners, a leading European private equity firm which advises several large private investment funds, for the joint submission of a preliminary indication of interest.

  On March 15, 2000, we received three preliminary indications of interest in acquiring Mark IV as a whole, including the joint submission of BC Partners and Interbanca (the "Investor Group"). Although we had solicited indications of interest for the acquisition of 100% of the stock of Mark IV, we also received written and verbal indications of interest for the acquisition of specific business segments or product lines, which we continued to believe, after consulting with and receiving the advice of Bear Stearns, did not reflect the alternative most likely to maximize stockholder value. Accordingly, with the assistance of Bear Stearns, we began the process of reviewing and evaluating the three preliminary indications of interest in acquiring Mark IV as a whole that we had received.

  The Investor Group's preliminary indication of interest reflected a preliminary price range of $24 to $27 per share, payable in cash. The second preliminary indication of interest was from an automotive parts manufacturer, with annual revenues which were significantly less than ours, to acquire us for a combination of cash and the buyer's common stock with a combined value within a range lower than the preliminary range in the Investor Group's submission. The third preliminary indication of interest was from a financial sponsor to acquire us for cash within a range lower than the preliminary range in the Investor Group's submission. After consultation with Bear Stearns, we concluded that there were uncertainties regarding the likelihood of consummation by the financial sponsor of a transaction of this magnitude. During our review process and at our direction, Bear Stearns contacted the Investor Group and other selected parties who had submitted indications of interest to discuss in detail various aspects of their submissions, including sources of financing. Based upon these discussions and after consulting with and receiving the advice of Bear Stearns, we determined the Investor Group's preliminary indication of interest to be superior to the other submissions we had received. Therefore, we determined to pursue the preliminary indication of interest from the Investor Group.

  The Investor Group's preliminary indication of interest requested the grant of an exclusivity agreement for a six week period to conduct legal and business due diligence and negotiate a definitive acquisition agreement. On March 31, 2000, after negotiating a modification by the Investor Group increasing their preliminary price range for the acquisition of Mark IV to $25 to $28 per share, we granted the Investor Group, pursuant to a letter agreement, a 42-day period of exclusivity, ending on May 16, 2000, for the purposes of conducting business, financial and legal due diligence.

  During the exclusivity period, the Investor Group and their financial, accounting, legal and other advisors met on several occasions with our management for the purpose of conducting financial, business and legal due diligence.

  On April 21, 2000, at a meeting of our board of directors, Mr. Alfiero reported at length on the process undertaken with the assistance of Bear Stearns. He advised the board of directors that Bear Stearns had completed the solicitation of indications of interest on behalf of Mark IV and reviewed the indications of interest that had been received with our board of directors. Mr. Alfiero reported that Mark IV had granted the Investor Group a period of exclusivity until May 16, 2000 for the purpose of completing their due diligence review and finalizing financing commitments.

  On May 2, 2000 our counsel submitted a draft merger agreement to the Investor Group and its counsel.

  On May 9, 2000, we were advised by BC Partners that they had been informed that The Wall Street Journal was publishing an article in its European edition regarding the acquisition of Mark IV by BC Partners. On May 10, 2000, articles appeared in both the United States and European editions of The Wall Street Journal stating that BC Partners was "close to acquiring Mark IV" for "as much as $26 per share." We issued a press release the same day stating that, consistent with our January 19, 2000 announcement of our intention to explore our strategic alternatives to maximize stockholder value, we were engaged in discussions with BC Partners regarding a possible business combination in which Mark IV would be acquired by a financial group headed by BC Partners. We also stated that no definitive proposal had been received and that there was no agreement as to the principal terms and conditions of any transaction.

  On May 11, 2000, at the request of the Investor Group, Messrs. Montague, Johansson and Zucco and David Oliver, the president of our transportation products group, referred to as the Continuing Management Members, met with representatives of the Investor Group in Milan, Italy to discuss the Investor Group's interest in retaining these four members of our senior management after a potential acquisition of Mark IV. The Investor Group's preliminary indication of interest had stated that the Investor Group expected a number of our key executives to be retained going forward and to invest alongside the Investor Group in order to provide management with appropriate incentives to focus on growing the value of the surviving company. The Investor Group indicated that they were interested in discussing these matters with our management team at the appropriate time. At the May 11 meeting, the Investor Group discussed, on a preliminary basis, the employment arrangements which they were considering with respect to the retention of the Continuing Management Members after completion of the transaction. The representatives also advised the Continuing Management Members that the Investor Group expected them to invest approximately $8 million, with individual amounts to be agreed upon, in the ordinary shares of a Luxembourg holding company, referred to as Luxco, which was to be formed as the parent of MIV. At the request of our executives, the representatives of the Investor Group said they would consider whether a portion of their investment in Luxco could be effected through the exchange of the Continuing Management Members' existing Mark IV stock options for options to acquire shares of Luxco.

  On May 22, 2000, Messrs. Alfiero and Montague and representatives of the Investor Group, Bear Stearns and SG Cowen Securities Corporation and SG Hambros Corporate Finance Advisory, the financial advisors to the Investor Group met in New York City. At the meeting, the Investor Group stated that it was revising its preliminary indication of interest to reflect a price per share of $22.00. The Investor Group said the reduction from the $25.00 to $28.00 per share range contained in their revised preliminary indication of interest was due to a variety of factors, including adjustments the Investor Group considered necessary, based on their due diligence review, to our management's pro forma financial performance forecast, increases in our projected working capital requirements that would result in additional debt and interest costs, adverse changes in foreign exchange rates and higher than anticipated transaction costs resulting from additional employment related expenses.

  After discussions with our financial advisor, we informed the Investor Group that a price of $22.00 per share was inadequate. During further discussions between the parties and their financial advisors occurring later in the day on May 22, the Investor Group indicated that they would be willing to increase the price being proposed to $23.00 per share in cash, subject to reaching an understanding with management on certain compensation and severance matters and negotiating satisfactory definitive documentation.

  Although our counsel had proposed a structure under which a cash tender offer would be followed by a second step merger transaction in order to allow our stockholders to receive the cash consideration for their shares at the earliest possible date after the execution of a merger agreement, the Investor Group could not commit to a tender offer because of the timing and complications involved in financing such a tender offer. That evening, counsel to the Investor Group delivered a revised merger agreement showing the changes from the draft that had been prepared in early May by our counsel.

  On May 23, 2000, at a special meeting of our board of directors, our directors discussed the Investor Group's $23.00 per share cash proposal, the proposed structure of the merger, and the other terms and conditions of the draft merger agreement and the general terms of the financing being provided to the Investor Group for purposes of funding the transaction. The board also reviewed the terms of the two other preliminary indications of interest that had been received in March with respect to the acquisition of Mark IV as a whole and concluded that the Investor Group's revised proposal continued to be superior. In response to the increase in the price being proposed by the Investor Group from $22.00 to $23.00 per share and after discussions by our senior management with our financial advisor, our board of directors authorized our senior management and our legal counsel to continue negotiating the terms of the draft merger agreement.

  From May 23, 2000 until May 26, 2000, our senior management led by Messrs. Alfiero and Montague and Gerald S. Lippes, our secretary and general counsel and a director, and our legal counsel negotiated the terms of the merger agreement with the Investor Group and its legal counsel. We also were provided with and reviewed drafts of the debt financing commitments that had been received by the Investor Group and draft commitment letters for the equity and other contributions to be made by the Investor Group in connection with the financing of a potential transaction.

  From May 23, 2000 until May 26, 2000, the Investor Group commenced definitive discussions with the Continuing Management Members which the Investor Group had initiated at the May 11, 2000 meeting regarding the Continuing Management Members' employment arrangements, option exchange and equity participation in Luxco and their respective post-closing positions with Mark IV. In addition, during this period at the request of the Investor Group, the Continuing Management Members and certain of our other executive officers and employees agreed to amend the terms and conditions of their existing employment and severance arrangements with us to, among other things, modify the existing change in control provisions. Each of these executive officers signed a term sheet with us. A summary of the relevant modifications is more fully described under "Interests of Certain Persons; Conflicts of Interest-- Restructured Employment Agreements and Other Benefit Arrangements".

  At the Investor Group's request and as a condition to execution of the merger agreement by MIV, the Investor Group negotiated the terms of a stockholder voting agreement with Messrs. Alfiero, Montague, and Lippes and Clement Arrison, who is also a director and a retired president of Mark IV, pursuant to which these four stockholders have agreed, among other things, to vote or cause to be voted the shares of common stock beneficially owned by them in favor of adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. These four stockholders beneficially own an aggregate of 7,173,863 shares of our common stock, representing approximately 16.2% of our common stock outstanding. The terms of the stockholder voting agreement are more fully described under "Stockholder Voting Agreement."

  On May 26, 2000, a special meeting of our board of directors took place in New York City with all of our directors present in person, with the exception of the director who was seriously ill. Representatives of our outside legal counsel and financial advisor were also present. Current drafts of the merger agreement, financing commitments and the stockholder voting agreement had been provided to the directors prior to the meeting. Our legal counsel then reported on the status of the negotiations, which were nearly complete. Our legal counsel reviewed in detail the terms of the merger agreement, including the conditions to the obligation of each party to consummate the merger, provisions for the termination of the merger agreement and the termination fee and expense payments payable by us in certain circumstances. Our legal counsel discussed specific provisions in the merger agreement which would allow our board to negotiate with third parties who might submit unsolicited written acquisition proposals under certain circumstances and to terminate the merger agreement in such circumstances. Our legal counsel reviewed with our directors the terms and conditions set forth in the term sheets between Mark IV and certain of our executive officers which would, among other things, modify the change in control severance provisions contained in the existing employment agreements with our executive officers. Our legal counsel also described the employment, option exchange and equity participation arrangements between the Continuing Management Members and the Investor Group. In addition, our legal counsel reviewed the financing commitments that had been obtained by the Investor Group and the terms of the stockholder voting agreement.

  Bear Stearns, as our financial advisor, reviewed with our directors its analysis of the $23.00 per share cash consideration provided for in the merger agreement and rendered its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated May 26, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the $23.00 per share cash consideration to be received in the merger by our common stockholders was fair from a financial point of view to those holders, other than the Continuing Management Members. Based on various factors considered by our directors, as described below under "Reasons for the Merger; Recommendation of Our Board of Directors," our board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests, of our stockholders; approved the merger agreement and the transactions contemplated by the merger agreement, including the merger; and recommended that our stockholders approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. The board of directors also approved execution by Mark IV of the stockholder voting agreement and the term sheets with certain of our executive officers.

  On May 26, 2000 each of the Continuing Management Members entered into a founding managers agreement with BC Partners on its behalf and on behalf of Luxco, in connection with the execution of the merger agreement, by the parties setting forth certain summary terms of their post-closing employment arrangements with Mark IV and option exchange and equity participation in Luxco which are more fully described under "Interests of Certain Persons, Conflicts of Interests- Continuing Management Members; Retained Equity." In addition, that same day Messrs. Alfiero, Lippes, Montague and Arrison entered into a stockholder voting agreement with Mark IV and MIV which is more fully described under "Stockholder Voting Agreement".

  The merger agreement was executed by the parties late in the afternoon on Friday, May 26, 2000 and on Monday, May 29, 2000, we issued a joint press release with the Investor Group announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of our Board of Directors

  In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend that our stockholders vote "FOR" adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, our board of directors consulted our financial advisor, Bear Stearns, our special legal counsel, Stroock & Stroock & Lavan LLP, and our general counsel, Lippes, Silverstein, Mathias & Wexler LLP, and considered a number of factors with respect to the merger. The following list of factors considered by the board is not exhaustive, but includes all of the material factors considered. The board of directors did not assign specific weights to any of these factors, and individual directors may have given different weights to different factors.

  . MERGER CONSIDERATION. The board of directors considered that the $23.00 per share cash consideration to be paid in the merger represents a premium of approximately 25% over the closing price of the common stock on January 18, 2000, the day before we announced we had retained Bear Stearns to review our strategic alternatives and approximately 9% over the closing price of the common stock on May 9, 2000, the last trading day prior to our issuance of a press release on May 10, 2000 confirming discussions with BC Partners. The board also considered that our common stock closed during the 52 weeks prior to May 10, 2000 at a range from a low of $16.5625 to a high of $23.125.


  . PROCESS. Our board of directors considered that our public announcement on January 19, 2000 that we had decided to evaluate our strategic alternatives to maximize stockholder value, including the possible sale or merger of the company, and had retained Bear Stearns as financial advisor for such purpose and the process conducted with the assistance of Bear Stearns to solicit proposals from 85 potential strategic and financial bidders were likely to have elicited proposals from substantially all entities who could reasonably be expected to have an interest in acquiring Mark IV and the ability to finance such a transaction.


  . TERMS OF THE MERGER. The board of directors considered the terms of the merger agreement, which permit the board of directors to provide confidential information to, and to engage in discussions or negotiations with, a third party that makes an unsolicited bona fide written acquisition proposal if necessary to prevent the board from breaching its fiduciary duties and the board concludes in good faith that the acquisition proposal would, if accepted, result in a superior proposal and to terminate the merger agreement in order to accept a superior proposal. The directors also considered our obligation under the merger agreement to pay a termination fee and out-of-pocket expenses to MIV if the merger agreement is terminated under some circumstances. After discussions with our legal counsel and financial advisor, the board of directors believed that the amount of the fee and expenses we may be obligated to pay, and the circumstances under which they are payable, are typical for transactions of this size and type. The board of directors believed that the fees and expenses are not likely to discourage another party from proposing an alternative transaction that might be more advantageous to our stockholders. In considering the amount of the termination fee and expenses that are payable and the circumstances under which they are payable, the board of directors also considered that, with its guidance, our legal counsel and financial advisor had negotiated, on our behalf, a reduction in the amount of the termination fee initially proposed by the Investor Group and narrowed the circumstances under which the termination fee and expense payment would be payable. See "The Merger Agreement--Termination Fees and Expenses."

  . OPINION OF OUR FINANCIAL ADVISOR. The board of directors considered the financial presentation made by Bear Stearns, our financial advisor, as more fully described below under "Opinion of Our Financial Advisor," including its opinion as to the fairness from a financial point of view to the holders of our common stock, other than the Continuing Management Members, of the $23.00 per share cash consideration to be received in the merger by those holders. The full text of the opinion is attached to this proxy statement as Appendix B.

  . FINANCING ARRANGEMENTS. The board of directors considered the terms of the merger agreement providing that MIV's obligation to complete the merger is conditioned upon financing. The board of directors also considered the nature and terms and conditions of the commitment letter obtained by MIV from The Chase Manhattan Bank, Interbanca S.p.A. and Mediobanca-Banca di Credito Finanziario S.p.A. with respect to senior bank financing for the merger, including that the obligations of the lenders under the financing commitments obtained by MIV are subject to, among other conditions, the absence at the time of funding of a material adverse change in the financial markets or in our company. The board also considered the terms of the commitment letters for the equity and other financing to be obtained from certain investment funds advised by BC Partners and from Interbanca S.p.A.

  . STOCKHOLDER APPROVAL REQUIRED. The board of directors considered that the affirmative vote of the holders of at least a majority of our outstanding common stock is required to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger. The board also considered the stockholder voting agreement which requires certain stockholders, who are also executive officers and/or directors of Mark IV, to vote or cause to be voted their shares, representing approximately 16.2% of the outstanding common stock in the aggregate, in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger.

  . DISSENTER'S RIGHTS. The board of directors considered that dissenter's rights are available to the stockholders under Delaware law.

  . EMPLOYMENT AGREEMENTS AND STOCK OPTION ROLL-OVER AND EQUITY INVESTMENT IN LUXCO. The board of directors considered that the Investor Group required, as a condition to entering into the merger agreement, that the Continuing Management Members agree to enter into employment agreements and agree to roll-over their existing Mark IV stock options into options to purchase ordinary shares of Luxco and have the opportunity to purchase additional shares of Luxco, all to be effective upon completion of the merger, which resulted in a potential conflict of interest. However, the board also considered that these executive officers did not reach any agreement or understanding with respect to the specific nature or amount of their respective equity participations in Luxco or the specific terms of their continued employment until after the principal financial terms of the merger had been negotiated.

Opinion of our Financial Advisor

Bear, Stearns & Co. Inc.

  Bear Stearns has acted as exclusive financial advisor to our board of directors in connection with our review of strategic alternatives and the merger. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. We retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the merger and because it is familiar with our business.

  In connection with Bear Stearns' engagement as financial advisor, our board of directors requested that Bear Stearns evaluate the fairness, from a financial point of view, to our stockholders, other than the Continuing Management Members, of the $23.00 per share cash consideration to be received by our stockholders in the merger. On May 26, 2000, Bear Stearns delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $23.00 per share cash consideration to be received in the merger by our stockholders, other than the Continuing Management Members, was fair, from a financial point of view, to them.

  The full text of Bear Stearns' opinion, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B and is incorporated by reference into this proxy statement. The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully in its entirety. The opinion was directed to our board of directors for its information in connection with its consideration of the merger and relates only to the fairness, from a financial point of view, of the $23.00 per share cash consideration to be received by the holders of our common stock, other than the Continuing Management Members. The opinion does not address any other aspect of the merger or any related transaction, does not address our underlying business decision to effect the merger, does not constitute a recommendation to our board of directors, and does not constitute a recommendation to any stockholder as to any matter relating to the merger.

  Although Bear Stearns evaluated the fairness, from a financial point of view, of the $23.00 per share cash consideration to our stockholders, other than the Continuing Management Members, the amount and form of the merger consideration was determined by the parties to the merger agreement through arm's-length negotiations. We did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by Bear Stearns in performing its analyses or rendering its opinion.

  In arriving at its opinion, Bear Stearns:

  .  reviewed the merger agreement and related documents;

  . reviewed our Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended February 28, 1997 through 1999, our audited, consolidated financial statements and the notes to the consolidated financial statements for the year ended February 29, 2000 provided to Bear Stearns by our senior management, our Quarterly Reports on Form 10-Q for the periods ended November 30, 1999, August 31, 1999 and May 31, 1999 and our Reports on Form 8-K for the three years ended May 26, 2000;

  . reviewed operating and financial information, including projections for the three years ending February 28, 2003, provided to Bear Stearns by our management relating to our business and prospects;

  . met with members of our senior management to discuss our business, operations, historical and projected financial results and future prospects;

  . reviewed the historical prices, trading multiples and trading volumes of our common stock;

  . reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to us;

  . reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to us;

  . performed sum-of-the-parts analysis based on the business segments and tax basis information furnished to Bear Stearns by us;

  . performed discounted cash flow analysis based on the projections for us furnished to Bear Stearns; and

  . conducted other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

  In the course of its review, Bear Stearns relied on and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided by us to Bear Stearns. With respect to the projections provided by us to Bear Stearns, Bear Stearns was advised that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our expected future performance. Bear Stearns did not assume any responsibility for the independent verification of any of the information or of the projections provided to it, and Bear Stearns relied on the assurances of our senior management that they were unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. Bear Stearns assumed, with the consent of our board, that the merger would be consummated in a timely manner and in accordance with the terms of the merger agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on the consummation of the merger.

  In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of our assets or liabilities, contingent or otherwise, nor was Bear Stearns furnished with any appraisals. Bear Stearns did not express any opinion as to the price or range of prices at which our common stock may trade subsequent to the announcement of the merger. During the course of its engagement, Bear Stearns was asked by the board of directors to solicit indications of interest from various third parties regarding a potential transaction with us, and Bear Stearns considered the results of those solicitations in rendering its opinion. Bear Stearns was not asked to consider, and Bear Stearns' opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Mark IV or the effect of any other transaction in which we might engage. Bear Stearns' opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

  The following is a summary of the material analyses underlying Bear Stearns' opinion dated May 26, 2000 delivered to the board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Bear Stearns' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Bear Stearns' financial analyses.

  As part of Bear Stearns' review of our historical financial results and financial projections, we advised Bear Stearns that we have an overfunded pension plan that recorded significant net non-cash pension income in the five fiscal years ended February 29, 2000, and that we expect to do so throughout the forecast period. Bear Stearns observed that, unlike us, the operating earnings, such as earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT, of the selected companies in the analyses discussed below were generally not impacted by non-cash pension income. To adjust for this difference between us and the selected companies, Bear Stearns, in performing its analyses, excluded the net non-cash pension income from our EBITDA and EBIT and included only the pension service cost to our EBITDA and EBIT. Bear Stearns used these adjusted EBITDA and EBIT results to calculate implied per share equity values for us in its analyses and to calculate the hypothetical transaction multiples implied by the $23.00 per share cash consideration.

  Further, to assign a value to the pension overfunding, Bear Stearns estimated the after-tax amount of such overfunding based upon a hypothetical termination of our pension plan and reversion of the balance sheet amount of overfunding to us. Bear Stearns assumed the reversionary amount would be subject to federal and state corporate tax, as well as an excise tax. The estimated after-tax reversion value was treated as a cash equivalent for purposes of the calculation of implied per share equity values for us in Bear Stearns' analysis and its calculation of hypothetical transaction multiples.

  Bear Stearns made such judgements, assumptions and adjustments with the consent of our management and solely for the purposes of estimating a theoretical value of the overfunding of the pension plan and the related non-cash pension income for analytical purposes. To Bear Stearns' knowledge, no such reversion of the overfunding of the pension plan is currently contemplated by us.

 Stock Trading History

  Bear Stearns reviewed the historical market prices of our common stock during the 12-month period prior to May 19, 2000. Bear Stearns observed that the $23.00 per share cash consideration to be received by our common stockholders represents a 24.7% premium to the stock price on January 18, 2000, the day prior to our announcement that we had retained Bear Stearns to evaluate strategic alternatives.

 Comparison to Selected Public Companies

  Using publicly available information, Bear Stearns reviewed and compared our financial and stock market performance data to corresponding data of the following selected public companies in the automotive supplier and mid-capitalization diversified industrial industries:

       Automotive Suppliers          Mid-Cap Diversified Industrials
       --------------------          -------------------------------
       Arvin Industries, Inc.        AMETEK, Inc.
       BorgWarner Inc.               Cooper Industries, Inc.
       Cooper Tire & Rubber Company  ITT Industries, Inc.
       Dana Corporation              Parker-Hannifin Corporation
       Meritor Automotive, Inc.      Teleflex Incorporated
       Tenneco Automotive Inc.       United Dominion Industries Ltd.

  Bear Stearns chose the selected companies because they have general business, operating and financial characteristics similar to ours. However, Bear Stearns noted that none of the selected companies described above is directly comparable to our company. Accordingly, Bear Stearns did not rely solely on the mathematical results of the analysis but also made qualitative judgments concerning differences in financial and operating characteristics of our company and the selected companies that could affect the values of each.

  For each of the selected companies, Bear Stearns reviewed certain publicly available financial data, valuation statistics, financial ratios, research reports, published earnings estimates for calendar year 2000 and stock market information and calculated the ratios and multiples based on such information, which data was adjusted, where applicable, for certain extraordinary and non-recurring items. Bear Stearns compared enterprise values, calculated as equity value plus debt, preferred stock and minority interests less cash and cash equivalents, of the selected companies and us as multiples of their respective latest 12 months revenue, EBIT and EBITDA, and estimated calendar year 2000 EBITDA. Bear Stearns also compared stock prices of the selected companies and Mark IV as multiples of the latest 12 months and of estimated calendar year 2000 earnings per share, commonly referred to as the P/E ratio. In our case, data for the fiscal year ending February 28, 2001 was used in place of calendar year 2000.

  All multiples were based on closing stock prices on May 19, 2000, except in our case where the multiples were based on the cash consideration. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and, in our case, our estimated financial data. This analysis indicated the following multiples for the selected companies based on their latest 12 months revenue, EBIT and EBITDA, estimated calendar year 2000 EBITDA, and latest 12 months and estimated calendar year 2000 earnings per share, as compared to our corresponding multiples implied by the cash consideration of $23.00 per share:

                                      Enterprise Value/                        Price/
                          ------------------------------------------    ---------------------
                                  Latest 12 months          CY2000E     Latest 12
                          -------------------------------- ---------      months    CY2000E
                                                                         Earnings   Earnings
                            Revenue      EBIT     EBITDA    EBITDA      Per Share  Per Share
                          ----------- ---------- --------- ---------    ---------- ----------
Range of Automotive
 Suppliers..............  0.36x-0.77x 4.4x-7.3x  3.2x-4.9x 3.3x-5.4x    3.2x-8.2x  3.9x-7.5x
Harmonic Mean of
 Automotive Suppliers
 (1)....................     0.52x       6.4x      4.3x      4.1x          5.2x       5.4x
Range of Mid-cap
 Diversified
 Industrials............  0.64x-1.17x 7.1x-10.3x 5.5x-7.6x 4.9x-7.3x    7.4x-14.5x 7.1x-13.3x
Harmonic Mean of Mid-cap
 Diversified Industrials
 (1)....................     0.92x       8.4x      6.3x       5.8x         10.6x      9.9x
Weighted Mean (2).......     0.69x       7.3x      5.2x       4.8x         7.5x       7.3x
Mark IV--At $23.00 per
 Share..................     0.91x       10.8x     7.0x       6.1x(/3/)    13.8x      12.1x(/3/)

--------
(1) "Harmonic Mean" represents the reciprocal of the arithmetic mean of the reciprocals of a set of data points.
(2) Weighted average of harmonic mean of automotive suppliers and mid-cap diversified industrials based on our weighting of 57% automotive and 43% industrial fiscal year 2000 EBITDA before corporate expenses.
(3) The EBITDA estimate was provided by our management and our earnings per share estimates were based on First Call consensus estimates.

 Selected Mergers and Acquisitions Analysis

  Using publicly available information, Bear Stearns reviewed and analyzed the purchase prices, and transaction multiples implied by the purchase prices, proposed to be paid, at the time of announcement, in the following sixteen selected merger and acquisition transactions:

   Acquiror                   Target
   --------                   ------
   Meritor Automotive, Inc.   Arvin Industries, Inc.
   Saw Mill Capital Fund II,  Jason Incorporated
    L.P.
   Parker-Hannifin            Commercial Intertech Corp.
    Corporation
   Vestar Capital Partners    Gleason Corporation
    IV, L.P./Management
    Group
   Citicorp Venture Capital   U.S. Industries, Inc. (Diversified Business Unit)
   Management Group           Transportation Technologies
   Cooper Tire & Rubber       Siebe Automotive
    Company
   Kelso & Company            Citation Corporation
   Cooper Tire & Rubber       The Standard Products Company
    Company
   TI Group plc               Walbro Corp.
   TRW Inc.                   LucasVarity plc
   Eaton Corporation          Aeroquip-Vickers, Inc.
   Siebe plc                  BTR plc
   Federal-Mogul Corporation  Cooper Automotive
   Federal-Mogul Corporation  T&N plc
   Granaria Industries B.V.   Eagle-Picher Industries, Inc.

  Bear Stearns compared enterprise values, calculated as the amount proposed to be paid, at the time of announcement, in each transaction for the equity of the target company, plus debt, preferred stock and minority interests, less cash and cash equivalents, of the selected transactions and the merger as multiples of latest 12 months revenue, EBIT and EBITDA, as well as equity values, calculated as the amount proposed to be paid, at the time of announcement, in each transaction for the equity of the target company, of the selected transactions and the merger as multiples of latest 12 months net income. All multiples for the selected merger and acquisition transactions were based on financial information available at the time of the announcement of the relevant transaction and data for the latest 12 months preceding the date of announcement of the transaction. Adjustments were made, where applicable, for certain extraordinary and non-recurring items. This analysis indicated the following:

                                      Enterprise Value/
                                       Latest 12 months          Equity Value/
                               -------------------------------- Latest 12 months
                                 Revenue      EBIT     EBITDA      Net Income
Ratios                         ----------- ---------- --------- ----------------
Range of Selected M&A Trans-
 actions.....................  0.40x-1.01x 7.0x-12.8x 4.3x-7.4x    6.4x-31.5x
Harmonic Mean of Selected M&A
 Transactions (1)............     0.77x       9.7x      6.1x         14.8x
Mark IV--At $23.00 per Share
 (2).........................     0.91x      10.8x      7.0x         13.8x

--------
(1) "Harmonic Mean" represents the reciprocal of the arithmetic mean of the reciprocals of a set of data points.
(2) Implied transaction multiples for us based on latest 12 months ended February 29, 2000.

  Bear Stearns noted that no company or transaction used in the foregoing analysis is directly comparable to our company or the proposed transaction. Accordingly, Bear Stearns did not rely solely on the mathematical results of the analysis, but also made qualitative judgements concerning the differences in financial and operating characteristics of the companies and the selected merger and acquisition transactions and other factors that could affect the value of the companies or transactions to which we or the proposed transaction are being compared.

 Discounted Cash Flow Analysis

  Bear Stearns performed a discounted cash flow analysis of us based on financial projections for fiscal years ending the last day of February 2001 through 2003 provided by our management. Bear Stearns further extended management's projections two additional years by increasing revenue at a rate of 4% per year and keeping margins constant at forecasted fiscal 2003 levels based on assumptions with which management agreed. Free cash flows for the period beginning May 31, 2000 and ending on February 28, 2005 were discounted to May 31, 2000. Bear Stearns calculated free cash flow for each year as tax-affected earnings before interest and taxes, plus depreciation and amortization, less capital expenditures, less the cost of cost reduction actions and less incremental working capital requirements. Bear Stearns calculated the terminal value by applying a range of assumed growth rates of 1.0% to 3.0% of projected fiscal year 2005 free cash flow into perpetuity. Discount rates of 11.5% to 12.5% were chosen based on Bear Stearns' estimate of our weighted average cost of capital. To calculate the aggregate net present value of our equity, Bear Stearns subtracted our total debt minus cash and cash equivalents (including the after-tax reversion value of pension overfunding) as of February 29, 2000, from the sum of the present value of the projected free cash flows and the present value of the terminal value.

  Bear Stearns noted that the fiscal year 2001 through fiscal year 2003 forecast assumptions implied growth in revenue and EBITDA at levels significantly above recent historical levels of revenue and EBITDA growth.

                                                FY1998- FY2000(1) FY2001- FY2003
                                                ----------------- --------------
       Revenue CAGR............................        4.0%             9.4%
       EBITDA CAGR.............................        9.9%            17.3%
       Average EBITDA Margin...................       12.2%            14.7%

--------
(1) Based on management estimates of restated results to adjust for, among other things, acquisitions and divestitures as if they occurred at the beginning of the period.

  Accordingly, Bear Stearns performed a sensitivity case analysis based on a percentage realized of our management's forecasted EBITDA. This analysis indicated the following:

                                                                     Implied
                                                                  Equity Value
                                                                   Per Share:
                                                                  -------------
       100% of Forecasted Management Case EBITDA................. $20.46-$30.88
        95% of Forecasted Management Case EBITDA................. $18.02-$27.76
        90% of Forecasted Management Case EBITDA................. $15.49-$24.65
        85% of Forecasted Management Case EBITDA................. $12.91-$21.53

 Sum-of-the-Parts Analysis

  Bear Stearns reviewed each of our three business units to derive enterprise value, aggregate equity and per share equity reference ranges for us. This analysis was based on estimated financial data of each business segment for fiscal year 2000 provided to Bear Stearns by us. Bear Stearns derived these approximate reference ranges based on the multiples implied by the purchase prices proposed to be paid, at the time of announcement, in the selected merger and acquisition transactions.

  In addition, for purposes of this analysis, Bear Stearns assumed the sale of the assets of Dayco Industrial and Transportation Products and a subsequent sale of the stock of the remaining stub company, consisting of the automotive business unit in order to maximize hypothetical after-tax proceeds. Accordingly, only the Dayco Industrial and Transportation Products transactions are assumed to be taxable to us and the assumed sale of the automotive business unit is assumed to be tax-free to us. This analysis indicated the following:

                                                   Implied Reference Range
                                                   -----------------------
       Enterprise Value...................... $1,463.5 million-$1,681.1 million
       Aggregate Equity......................   $674.4 million-$892.1 million
       Implied Per Share Equity..............           $15.22-$19.99

 Other Analyses

  Bear Stearns conducted other analyses as it deemed appropriate, including reviewing our historical stock performance and our historical and estimated financial and operating data.

  In preparing its opinion to our board of directors, Bear Stearns performed a variety of financial and comparative analyses, including those described above. The summary of Bear Stearns' analyses is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Bear Stearns' opinion is therefore not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Bear Stearns made qualitative judgments as to the significance and relevance of each analysis and factor considered by it and did not attribute particular weight to any one analysis or factor. Bear Stearns did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support its opinion. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or of the summary described above or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

  The analyses performed by Bear Stearns, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those results suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Bear Stearns' analyses are inherently subject to substantial uncertainty. The analyses were prepared solely as part of Bear Stearns' analysis of the fairness, from a financial point of view, of the $23.00 cash consideration to be received in the merger by the holders of our common stock, other than the Continuing Management Members.

  Bear Stearns' opinion and financial analyses were only one of many factors considered by our board of directors in their evaluation of the merger, and should not be viewed as determinative of the views of our board of directors or our management with respect to the cash consideration or the merger.

  In the ordinary course of business, Bear Stearns may actively trade debt and equity securities of Mark IV and/or of Interbanca S.p.A. and its affiliates for Bear Stearns' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities. Bear Stearns has previously rendered investment banking and financial advisory services unrelated to the merger to us for which Bear Stearns received customary compensation.

  Pursuant to a letter agreement dated January 18, 2000, entered into by us and Bear Stearns, we have agreed to pay Bear Stearns (i) a fee of $500,000 on execution of the engagement letter, (ii) an additional fee of $2,500,000 upon the rendering of the opinion by Bear Stearns and (iii) a fee on consummation of the merger equal to 0.5% of the total consideration paid in the merger, less a credit for fees previously paid. We have agreed to reimburse Bear Stearns for all out-of-pocket expenses incurred by Bear Stearns, including fees and disbursements of counsel, and of other consultants and advisors retained by Bear Stearns with our prior written consent, in connection with our engagement. We have agreed to indemnify Bear Stearns and related persons against liabilities in connection with the engagement of Bear Stearns, including liabilities under the federal securities laws.

Certain Estimates of Future Operations and other Information

  As a matter of policy, we do not make public forecasts or projections as to our future performance or earnings. In connection with the Investor Group's evaluation of the proposed merger, however, we provided the Investor Group and the other parties who requested our descriptive materials, on a confidential basis, with certain nonpublic estimates reflecting our management's view as to our possible future financial performance for the four fiscal years ending February 28, 2003. We also provided these estimates to Bear Stearns, our financial advisor. Our management based these estimates on assumptions they believed at the time were reasonable, in light of industry data they consulted and our past financial performance. These estimates were prepared before we had full results for our fiscal year ended February 29, 2000 so the amounts for such fiscal year were estimated.

  THESE ESTIMATES WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES ESTABLISHED BY THE SEC OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS. THESE ESTIMATES ARE, IN GENERAL, PREPARED SOLELY FOR INTERNAL USE IN CONNECTION WITH MANAGEMENT DECISIONS AND ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS. IN ADDITION, BECAUSE THESE ESTIMATES INHERENTLY ARE SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND OTHER CONTINGENCIES BEYOND OUR CONTROL, THERE CAN BE NO ASSURANCE THAT THESE ESTIMATES WILL BE REALIZED; OUR ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE ESTIMATED. ACCORDINGLY, WE DO NOT ASSUME ANY RESPONSIBILITY FOR THE ACCURACY OF THIS INFORMATION. GIVEN OUR HISTORICAL STRATEGY OF GROWTH THROUGH ACQUISITIONS AND THE HISTORICAL CYCLICALITY OF OUR INDUSTRY, ANY YEAR TO YEAR COMPARISON BEYOND FISCAL 2000 IS NOT LIKELY TO PROVIDE A MEANINGFUL VIEW OF OUR OVERALL PERFORMANCE. WE DO NOT GENERALLY PUBLISH OUR BUSINESS PLANS AND STRATEGIES OR MAKE EXTERNAL DISCLOSURES OF OUR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

  ACCORDINGLY, WE DO NOT INTEND TO, AND SPECIFICALLY DO NOT ASSUME ANY OBLIGATION TO, UPDATE OR OTHERWISE REVISE THESE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING SINCE THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IF ANY OR ALL OF OUR UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. NEITHER OUR AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED OR PERFORMED ANY PROCEDURES WITH

RESPECT TO THESE ESTIMATES, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THIS INFORMATION OR ITS ACHIEVABILITY AND THEY ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THESE ESTIMATES.

These estimates are summarized in the following table:

                                        Estimates for the Fiscal Year Ending
                                                         the
                                                Last Day of February
                                        ---------------------------------------
                                        2000(1)(2)   2001(2)   2002(2)   2003(2)
                                        ---------- --------  --------  --------
                                                    (IN MILLIONS)
     Revenue...........................  $2,030.6  $2,178.8  $2,376.0  $2,601.1
     Consolidated EBITDA...............     266.5     300.3     356.9     412.2
     Capital Expenditures..............      85.0      81.1      83.1      85.1
     Free Cash Flow(3).................     181.5     219.2     273.8     327.1

--------
(1)Based on nine months of actual and three months of forecasted results.
(2)Estimated.
(3)Represents Consolidated EBITDA net of Capital Expenditures.

  The material assumptions underlying these estimates were the following:

  . Revenues are estimated to increase at a compound annual growth rate of 8.6% between fiscal 2000 and fiscal 2003 as a result of, among other things, the introduction of new products in our automotive and industrial segments; anticipated growth in certain of the industries and markets in which our products are sold, including the City Car/City Van markets in Europe, construction equipment, and the worldwide agricultural and petrochemical industries; anticipated growth in the economies of the South American countries in which we operate; and anticipated increases in our Transportation operations.

  . Our margins are estimated to continue to increase during the forecast period due to a continued shift in revenue mix in automotive operations to higher margin engine-related technologies, continuous improvement in manufacturing efficiencies in our operations generally and completion of specific cost reduction actions currently being pursued in global sourcing and distribution.

  . Our annual capital expenditures are estimated to be reduced to a level that is approximately 10% less than our annual rate of depreciation expense during the forecast period due to the significant level of capital spending we incurred over the last four fiscal years in order to integrate a number of prior acquisitions and expand capacity, and to facilitate the restructuring efforts we initiated in fiscal 1997. As a result of these actions, we believe many of our facilities offer state-of-the-art manufacturing and distribution capabilities and that we have sufficient manufacturing capacity to accommodate the anticipated revenue growth over the forecast period, thereby permitting a reduction in our level of required capital expenditures.

                         STOCKHOLDER VOTING AGREEMENT

  We entered into a stockholder voting agreement, dated as of May 26, 2000, with MIV and the following stockholders, all four of whom are directors and three of whom are executive officers of Mark IV: Sal H. Alfiero, William P. Montague, Gerald S. Lippes and Clement R. Arrison. Messrs. Alfiero, Montague, Lippes and Arrison own, in the aggregate, 7,173,863 shares of our common stock, representing approximately 16.2% of our outstanding common shares. Pursuant to the stockholder voting agreement, each of the stockholders agreed to vote or cause to be voted all of his stock in favor of the merger and the approval and adoption of the merger agreement and the other transactions contemplated by the merger agreement. In addition, each stockholder agreed, among other things, to vote against the approval of any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of, all or any significant portion of our or our subsidiaries' assets or more than 15% of our subsidiaries common stock, or any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class of our or our subsidiaries' capital stock and against any other action or agreement that could reasonably be expected to impede, delay or interfere with the merger agreement or the merger.

  The stockholder voting agreement includes a grant by each stockholder of an irrevocable proxy coupled with an interest to and for the benefit of MIV with respect to his common stock.

  The stockholder voting agreement further provides that each stockholder will not, directly or indirectly, solicit or respond to any inquiries or the making of an acquisition proposal or any proposal with respect to us that constitutes or could reasonably be expected to lead to an acquisition proposal. With the exception of the provisions of the merger agreement, each stockholder agreed not to sell, transfer, tender, pledge, encumber, assign, dispose or otherwise arrange for the disposition of his shares. Each stockholder also agreed, with the exception of the proxy granted to MIV in the stockholder voting agreement, not to grant any proxy or enter into any voting agreement with respect to his common stock and not to take any action that would prevent the stockholder from performing his duties under the stockholder voting agreement. Each stockholder entered into the stockholder voting agreement in his capacity as stockholder and the stockholder voting agreement expressly excludes any agreement or understanding in each person's capacity as a director or officer of Mark IV.

              INTERESTS OF CERTAIN PERSONS; CONFLICTS OF INTEREST

  Certain of our directors and executive officers may have actual, potential, or the appearance of potential conflicts of interest with respect to the merger. Our directors were aware of the following matters and considered them in making their determination. The following is a summary of the interests of those persons in the merger that may be different from yours.

Continuing Management Members; Retained Equity

  Messrs. Montague, Johannson, Zucco and Oliver entered into a Founding Managers Agreement, dated as of May 26, 2000, setting forth certain summary terms of their equity participation in Luxco and their continued employment with Mark IV. Mr. Montague is the president and chief operating officer and a director of Mark IV; Mr. Johansson is a senior vice president of Mark IV and president of our automotive business segment; Mr. Zucco is a vice president of Mark IV and executive vice president of our automotive business segment; and Mr. Oliver is the president of our transportation products group. Pursuant to the founding managers agreement, the Continuing Management Members agreed as follows:

  . Purchase of Equity. Each Continuing Management Member will be given the opportunity to invest in shares of Luxco in agreed-upon amounts. The purchase of additional equity by Messrs. Johannson, Zucco and Oliver may be funded by electing to apply, in lieu of payment, to their equity investment all or any portion of the 50% of their respective stay-incentive payments otherwise due and payable on the first anniversary of the closing of the merger as described below. Mr. Montague has the right to purchase up to $500,000 of additional ordinary shares of Luxco after the closing of the merger. It is anticipated that the cash investment by the Continuing Management Members in the ordinary shares of Luxco will aggregate approximately $4,393,000 which would result in a total investment by them of approximately $8,000,000 when added to the net value of their options, approximately $3,607,000, that are to be exchanged for options to purchase Luxco common shares.

  . Option Rollover. Each Continuing Management Member agreed to rollover all of his options to purchase shares of our common stock into options to purchase shares of Luxco. All rollover options will be fully vested as of the effective time of the merger and will, assuming shares of Luxco are purchased by the members of the Investor Group at a purchase price of $1,000 per share, be immediately exercisable at an exercise price of $250 per share.

    The number and weighted average exercise price of the options to purchase shares of our common stock to be exchanged by the continuing management members for fully-vested options to purchase Luxco common shares is as follows:

                                                       Number   Weighted Average
          Name                                       of Options  Exercise Price
          ----                                       ---------- ----------------
       William P. Montague..........................  252,833        $16.86
       Kurt Johansson...............................  183,664        $17.47
       Giuliano Zucco...............................  135,486        $17.89
       David Oliver.................................   56,467        $16.86

    Based on the foregoing, the aggregate net value of the options held by the Continuing Management Members (representing the number of options multiplied by the difference between the $23.00 per share merger price and the weighted average exercise price) to be exchanged for options to purchase Luxco common shares is approximately $3,607,000.

  . Salary, Bonus and Deferred Compensation. From and after the effective time of the merger, Messrs. Montague, Johannson and Zucco will be retained at a base salary of $800,000 per year, and Mr. Oliver will be retained at a base salary of $400,000 per year. Prior to the effective time of the merger, the salaries of the Continuing Management Members will remain at present levels and bonus and deferred compensation will be calculated on a pro rata basis through the effective time of the merger. Bonus and deferred compensation arrangements will be eliminated following the effective time of the merger for the Continuing Management Members (notwithstanding any provision of the merger agreement to the contrary). These salaries compare to the aggregate salaries, bonuses and deferred compensation for our fiscal year ended February 29, 2000 of $1,329,569 for Mr. Montague, $1,161,213 for Mr. Johansson, $1,161,213
     for Mr. Zucco and $354,470 for Mr. Oliver.

  . New Stock Option Plan. The Continuing Management Members will be eligible to participate in a new stock option plan to be adopted by the board of directors of Luxco upon the closing of the merger, and will receive an initial grant of options at the closing of the merger. The new stock option plan is discussed below under "New Management Option Plan."

  As a result of the exchange of their Mark IV options for Luxco options and the purchase of additional equity in Luxco, it is anticipated that the Continuing Management Members will beneficially own, in the aggregate, approximately [3.5%] of the share capital of Luxco as of the effective time of the merger on a fully-diluted basis.

  In addition to the agreements with our Continuing Management Members, we anticipate that certain of our other senior employees holding options to purchase our common stock may, by agreement in writing between us and such persons and with the consent of MIV, immediately prior to the effective time of the merger, exchange such options for fully-vested options to purchase Luxco ordinary shares. As of the date of this proxy statement, except as set forth above with respect to the Continuing Management Members, no definitive agreements, plans or arrangements have been entered into, formulated or formalized with respect to any such potential exchange of options or any other equity investment in Luxco by any of our executive officers.

  None of our directors, other than Mr. Montague, will exchange any options to purchase shares of our common stock for options to purchase Luxco ordinary shares or otherwise have a continuing direct or indirect equity interest in the surviving corporation following the effective time of the merger.

Restructured Employment Agreements and Other Benefit Arrangements

 Restructured Employment Agreements

  We have employment agreements (the "Employment Agreements") with 12 of our executive officers, including Messrs. Alfiero, Montague, Lippes, Johansson, Zucco and Richard Bing. The Employment Agreements generally provide, among other things, that if the executive's employment is terminated under certain circumstances within three years of a "Change in Control" (as defined in the Employment Agreements), the executive will be entitled to receive a lump sum severance payment equal to three times the average of his or her total cash compensation during the three year period immediately preceding the employment termination, plus medical, disability and life insurance benefits for the rest of the executive's life. The Employment Agreements define such total cash compensation to include amounts deferred at the option of the executive. The payments and benefits payable under the Employment Agreements in the event of a Change in Control are not subject to any limitations that would prevent them from being subject to excise tax payments or corporate deduction disallowance under the Internal Revenue Code. The Employment Agreements provide that the impact of any excise tax payment on the executive would be reimbursed to the executive by us, including taxes the executive would incur on the reimbursement itself.

  The events that trigger a Change in Control under the Employment Agreements include (i) certain consolidations or mergers, (ii) certain sales or transfers of substantially all of our assets, (iii) the approval of our stockholders of a plan of dissolution or liquidation, (iv) the acquisition of 20% or more of our outstanding common stock by certain persons (other than our executive officers and directors, whether individually or as a group), and (v) certain changes in the membership of our board of directors. The merger will constitute a Change in Control under the Employment Agreements.

  In connection with the execution of the merger agreement, Mark IV and our executive officers party to Employment Agreements agreed to restructure the Employment Agreements and entered into term sheets for this purpose. As of the date of this proxy statement, the restructured Employment Agreements have not been finalized and are in various stages of completion. Based on the term sheets, it is expected that the restructured Employment Agreements for Messrs. Alfiero, Montague, Lippes, Johansson, Zucco and Bing will provide for, among other things, the following changes to the requirements of and benefits provided by their existing Employment Agreements:

  . Each of Messrs. Alfiero, Montague, Lippes, Johansson, Zucco and Bing will be subject to an expanded three-year non-compete/non-solicitation agreement.

  . The severance payments upon a Change in Control for Messrs. Montague and Bing will be reduced to the extent of amounts allocated to stay-incentive arrangements to facilitate the transition process following the Change in Control.

  . The severance payments upon a Change in Control and other reallocated lump sum amounts for Messrs. Montague and Bing will be paid on the date a Change in Control occurs without the need for termination of their employment.

  . The severance payments upon a Change in Control for Messrs. Johansson and Zucco have been replaced by stay-incentive payments in the amount of $5.0 million each. These amounts will be paid 50% on the date a Change in Control occurs and the remaining 50% on the first anniversary of the Change in Control, as long as the executive does not voluntarily terminate his employment during that period.

  . Mr. Bing's restructured Employment Agreement will also include an incremental Change in Control severance payment of $200,000.

  . The severance payments upon a Change of Control for Messrs. Alfiero and Lippes will be reduced to the extent of amounts allocated to non-competition/non-solicitation agreements, and in the case of Mr. Lippes, a cooperation agreement with respect to future legal actions against Mark IV following the merger.

  In general, the restructured Employment Agreements of the executive officers other than Messrs. Alfiero, Montague, Lippes, Johansson, Zucco and Bing will contain modifications similar to those identified above for Mr. Montague.

  It is anticipated that the employment of Messrs. Alfiero and Lippes will terminate upon the completion of the merger under circumstances which will trigger the severance payments and other benefits payable under their Employment Agreements, as so restructured.

  The aggregate amount of the severance payments upon a Change in Control and the other payments for each of Messrs. Alfiero, Montague, Lippes, Johannson, Zucco and Bing are, respectively, approximately $4,425,000, $3,050,000, $1,325,000, $5,000,000, $5,000,000 and $1,925,000.


Modifications to Other Benefit Plans

  In addition to the restructured Employment Agreements, we made certain other changes to executive employee benefit arrangements in connection with the process we conducted with the assistance of Bear Stearns. The plans related to our deferred compensation arrangements were amended at the end of fiscal year 2000 to eliminate the "rabbi-trust" funding requirements of the plans following a Change in Control. The plans were further amended to allow the direct payout of all account balances following the signing of a merger agreement for the acquisition of Mark IV and prior to the completion of the merger contemplated thereby, at the direction of our board of directors. In addition, the existing requirements of our split-dollar life insurance program for certain of our executives which provide for 100% lump sum funding of all future premium payments in the event of a termination within two years following a Change in Control will be eliminated through an amendment of the existing agreements related to such benefits. As a result, we will continue to fund the premium payments only as billed by the insurance companies following a Change in Control.

New Management Option Plan

  Immediately after the effective time of the merger, Luxco will adopt a stock option plan providing for the grant of options to purchase common shares of Luxco to management employees of the surviving corporation and its subsidiaries, including the Continuing Management Members. The award of options issued under the new stock option plan will be at the discretion of the board of directors of Luxco. Options issued under the new stock option plan, including those granted to the Continuing Management Members, will periodically vest according to a formula to be determined by the board of directors of Luxco at the time the new stock option plan is adopted, which will generally be based on the performance of either the surviving corporation on a consolidated basis or the relevant business division or segment. It is expected that the new stock option plan will provide that options are subject to forfeiture under certain circumstances in connection with the termination of the holder's employment. Pursuant to the founding managers agreement, each Continuing Management Member will receive, at the closing of the merger, options to purchase common shares of Luxco representing 15% of the total amount of options issuable under the new stock option plan. The total number of options issuable under the new stock option will be limited to the number of options which, assuming their exercise into common shares of Luxco, would not exceed 10% of the fully-diluted share capital of Luxco at the effective time of the merger, including shares acquired from the roll-over of Mark IV options and shares purchased directly from Luxco.

  Except as set forth above, there are currently no arrangements or understandings with respect to the future grant of options under the new stock option plan.

                             ACCOUNTING TREATMENT

  The merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles.

                                   FINANCING

  MIV's obligation to complete the merger is contingent on, among other things, obtaining the financing for the merger contemplated by commitment letters obtained by it at the time the merger agreement was signed.

  Consummation of the merger will require payment to:

  --holders of our common stock who will receive a cash payment of the $23.00 per share merger consideration;

  --holders of our options who will receive a cash payment equal to the net value in their options, excluding those options held by the Continuing Management Members or other employees which will be exchanged for options to purchase ordinary shares of Luxco (see "Interests of Certain Persons; Conflicts of Interest");

  --holders of certain of our existing indebtedness which will be refinanced or retired in connection with the merger;

  --those who are owed fees and expenses relating to the merger and the financing; and

  --lump sum cash payments payable to our executive officers, described above in "Interests of Certain Persons; Conflicts of Interest -- Employment Agreements Amendments and Other Arrangements".

  It is anticipated that the financing will be as follows:

  CIE Management II Limited, on behalf of two funds managed by it, has agreed to cause these funds to make an equity or other contribution of not less than $650,000,000 in cash in the aggregate, contingent on, among other things (1) full funding of the debt financings described below; (2) full funding by Interbanca S.p.A. of the committed amounts described below; and (3) satisfaction of all conditions to the obligation of MIV to complete the merger.

  In addition, Interbanca S.p.A. has agreed to make an equity or other contribution of $180,000,000, contingent on, among other things (1) full funding of the debt financings described below; (2) full funding by the two funds managed by CIE Management II Limited of the committed amounts described above; and (3) satisfaction of all conditions to the obligation of MIV to complete the merger.

  On May 26, 2000, MIV provided us with copies of commitment letters it obtained with respect to the senior bank financing. The commitments are subject to customary conditions, including, among others, negotiation and execution of definitive documentation with respect to the financing and the condition that there has been no event, development or circumstance that has had a material adverse effect on the business, property operations, or condition (financial or otherwise) of Mark IV and our subsidiaries taken as a whole, or the validity or enforceability of any financing documentation with respect to the senior bank debt or the rights and remedies of the administrative agent and the lenders thereunder.

  At the time of the merger, we expect to enter into new debt financing arrangements aggregating $1,187,500,000, of which approximately $1,032,500,000 will be used to fund the merger and to pay related fees and expenses. The primary borrowers will be one or more of our U.S. operating subsidiaries, one of our Italian operating subsidiaries, and certain of our other European operating subsidiaries. We will guarantee such loans.

                   EFFECT OF THE MERGER ON OUR COMMON STOCK

  Our common stock is currently listed on the New York Stock Exchange. Following the merger, it is expected that our common stock no longer will be traded on the New York Stock Exchange, price quotations no longer will be available and the registration of our common stock under the Securities Exchange Act of 1934 will be terminated.

                              REGULATORY MATTERS

  Other than filings required by the federal securities laws, we do not believe that any material U.S. federal or state regulatory approvals, filings or notices are required by us in connection with the merger. Based on the anticipated structure of the merger, the parties are not required to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties are continuing to review whether any foreign approvals, filings or notices are required in connection with the merger.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes certain material United States federal income tax consequences of the merger to the holders of our common stock. It is based upon the Internal Revenue Code of 1986, its legislative history, existing and proposed treasury regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. Any such change could materially affect the tax consequences described in the summary. The summary does not consider or address any foreign, state or local tax consequences or effects of the merger.

  The summary applies to persons owning our common stock, but does not apply to the holders of stock options or the Continuing Management Members. The summary does not address all aspects of federal income taxation or all tax consequences or effects of the merger that may affect or be relevant to owners of common stock in light of their particular circumstances or to some types of stockholders that may be subject to special treatment under United States federal income tax law, including:

  --persons who are entitled to relief as dissenting stockholders under Delaware law,

  --persons who acquired their common stock by exercising employee or director stock options or otherwise as compensation,

  --persons who receive our common stock or options to purchase our common stock after the merger as consideration for services,

  --tax-exempt entities,

  --insurance companies,

  --financial institutions or broker-dealers,

  --dealers in securities or currencies,

  --investors that hold our common stock as part of a straddle or a hedging or conversion transaction,

  --foreign persons, and

  --investors whose functional currency is not the U.S. dollar.

  The summary assumes that stockholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code.

  HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE MERGER.

  The merger will be a taxable transaction to you for United States federal income tax purposes. You will be treated for United States federal income tax purposes as if you sold a portion of your common stock to Luxco for cash (a sale transaction), and had a portion of your common stock redeemed by us for cash (a redemption transaction).

  The portion of your common stock that will be considered to be sold for cash (the sale transaction) will be equal to the aggregate amount of cash contributed to MIV and used to pay cash to common stockholders in the merger divided by the aggregate amount of cash paid to all holders of our common stock in the merger. Your remaining common stock will be treated as having been redeemed by us for cash (the redemption transaction).

  If you owned our common stock as a capital asset (generally, an asset held for investment), you will recognize capital gain or loss on the deemed sale and redemption at the effective time of the merger. You generally are required to determine the amount of capital gain or loss separately with respect to each block of stock that you own. The amount of capital gain or loss recognized per share will equal the difference between: (i) $23.00, and (ii) your adjusted tax basis in that share. Your gain or loss will be long-term capital gain or loss if at the time of the sale you have held your common stock for more than one year. If you are an individual, your net long-term capital gains currently are subject to a maximum federal income tax rate of 20%. Your capital gain recognized in this transaction may be reduced by your capital losses, if any.

  The summary above does not apply to the portion of the transaction that constitutes a redemption transaction if you own or are considered to constructively own our stock after the merger. In general, you would constructively own our stock in various circumstances, including the following:

  --your spouse, child, grandchild or parent owns our common stock after the merger;

  --you or your spouse, child, grandchild, or parent hold certain interests in an entity that owns our common stock after the merger, such as any interest in a partnership, estate, or trust, and 50% or more of the value of the stock in a corporation; or

  --you or your spouse, child, grandchild, parent or entity in which you have an interest (such as any interest in a partnership, estate or trust or 50% or more of the value of the stock in a corporation) hold an option or conversion right to acquire our stock after the merger.

If you constructively own our common stock after the merger, then the amount of cash you are deemed to receive in the redemption portion of the transaction could be taxed as a dividend to the extent of our current or accumulated earnings and profits, depending on your circumstances. If you are an individual, your dividend income currently is subject to a maximum federal income tax rate of 39.6%. If you are a corporation, you may be eligible for the dividends-received deduction, subject to certain limitations. You can waive application of these constructive ownership rules in accordance with
Section 302(c) of the Internal Revenue Code, provided that certain requirements are satisfied. IF YOU THINK THAT YOU MIGHT CONSTRUCTIVELY OWN SHARES OF OUR COMMON STOCK AFTER THE MERGER, YOU ARE STRONGLY ENCOURAGED TO CONSULT WITH YOUR INDIVIDUAL TAX ADVISOR TO DETERMINE THE FEDERAL TAX CONSEQUENCES OF THE MERGER.


  BACKUP WITHHOLDING AND INFORMATION REPORTING

  Payments made on, and proceeds from the sale of, our common stock may be subject to a backup withholding tax of 31% if you are not an exempt recipient and:

  --fail to provide your social security or taxpayer identification number to us or your broker;

  --provide us or your broker with an incorrect social security or tax identification number;

  --fail to provide us or your broker with a certified statement that your social security or tax identification number is correct and that you are not subject to backup withholding; or

  --improperly report interest and dividends on your tax return.

  Any withheld amounts generally will be allowed as a credit or refund against your federal income tax, provided the required information is timely filed with the Internal Revenue Service.

                              DISSENTER'S RIGHTS

  Delaware law allows holders of common stock to dissent from the merger and have the fair cash value of their common stock appraised by the Court of Chancery and paid to them in cash. If you dissent from the merger and follow the required procedure, you will not receive the $23.00 per share price in the merger. Instead, your only right will be to receive the fair cash value of your common stock, paid in cash.

  The applicable provisions of Delaware law related to dissenter's rights are attached to this proxy statement as Appendix C. The following is a description of the principal steps you must take to perfect your rights as a dissenting stockholder under Delaware law. You must do each of the following. If your shares of our common stock are held through a broker, bank or other nominee, you must contact the person holding the shares of common stock and instruct it to take the following steps:

    1. YOU MUST NOT VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. Only a stockholder whose common stock is not voted in favor of adoption of the merger agreement is entitled, if the merger is completed, to be paid the fair cash value of the common stock which was registered in the
  stockholder's name on      , 2000. A vote for adoption of the merger
  agreement waives dissenter's rights. Furthermore, neither a failure to vote on the merger agreement and the merger, nor an abstention from voting on the merger agreement and the merger, will be construed as a vote in favor of the merger agreement and merger. However, if you return your signed proxy left blank, your vote will be counted in favor of the merger agreement and merger, and you will waive your dissenter's right.

    2. YOU MUST GIVE US A SEPARATE WRITTEN DEMAND. If you wish to dissent, you must give us a separate written demand for the fair cash value of the dissenting stock prior to the stockholder vote adopting the merger agreement. The written demand will be sufficient if it reasonably informs us of your identity and that you intend to demand dissenter's rights. A proxy or vote against approval of the merger agreement and the merger will not satisfy the written demand requirement. In order to receive dissenter's rights, you must be the record holder of your common stock on the date the written demand is made and you must continue to hold your common stock until the effective date of the merger. If the merger agreement and the merger are approved by the stockholders, MIV will notify you, within ten days of the time the merger becomes effective, that you are entitled to dissenter's rights if you followed steps 1 and 2. Within 120 days after the time the merger becomes effective MIV or any stockholder seeking dissenter's rights may file a petition with the Court of Chancery seeking a determination of the value of the stock. At any time within 60 days after the effective date of the merger, you shall have the right to withdraw your demand for dissenter's rights and to accept the terms offered pursuant to the merger. During this 120 day period, if you have followed steps 1 and 2, upon written request, you shall be entitled to receive from us a statement setting forth the aggregate number of shares not voted in favor of approval and adoption of the merger agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

  Upon petition made either by MIV or by a person who has filed a complaint with the Court of Chancery, the court will hold a hearing to determine whether you are entitled to be paid the fair cash value of your common stock. The court then is required to make a finding as to the fair cash value of the common stock for which dissenter's rights have been asserted and to render a judgment against us for the payment of that value, with interest, if any.

The fair value of the shares of common stock will be determined exclusive of any element of value arising from the expectation or accomplishment of the merger. The amount determined by the Court of Chancery may be more than, the same as, or less than, the amount you would receive under the merger agreement and merger. The costs of the proceedings are to be apportioned or assessed as the court considers equitable. We are required to make payment, however, only after you surrender to us the certificates representing the common stock for which payment is being made.

  If you dissent from the merger, your right to be paid the fair cash value of your common stock will terminate:

  --if you fail to give us a timely and appropriate written demand;

  --if you vote your shares of common stock in favor of the merger agreement and merger;

  --if you do not file a petition with the Court of Chancery within 120 days of the time the merger becomes effective;

  --if you withdraw your demand for appraisal within 60 days of the time the merger becomes effective, or, thereafter with the written approval of Mark IV;

  --if you otherwise fail to comply with the requirements of Section 262 of the Delaware General Corporate Law.

  If you fail to perfect your dissenter's rights as provided above, your shares of common stock will be converted into the right to receive $23.00 per share in accordance with the merger agreement.

  If a proceeding is properly instituted before the Court of Chancery, it may not be dismissed without the approval of the Court of Chancery.

  After the date the merger becomes effective, you, as a dissenting stockholder, will not be able to vote your stock or receive any dividends or other distributions (except dividends or distributions payable prior to the date the merger becomes effective).

  FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING RIGHTS OF APPRAISAL MAY RESULT IN THE LOSS OF THOSE RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS, IF YOU ARE CONSIDERING DISSENTING FROM THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND EXERCISING YOUR RIGHTS UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

  All written communication from stockholder with respect to the exercise of appraisal rights should be mailed to Mark IV Industries, Inc., One Towne Centre, 501 John James Audubon Parkway, P.O. Box 810, Amherst, New York 14226-0810, Attention: Secretary.

                       LITIGATION CHALLENGING THE MERGER

  On June 9, 2000, James Wernicke filed a complaint in the Delaware Chancery Court, New Castle County against us and our directors, purporting to represent a class of all current holders of our common stock, except for the defendants and their affiliates. The complaint alleges that, in connection with the contemplated merger with an affiliate of BC Partners, certain unidentified members of our operating management agreed to roll-over stock options which they hold, in lieu of receiving cash, and have been offered to purchase equity in the surviving company. Based upon these allegations, the complaint alleges that the defendants agreed to a merger which offers these persons disparate consideration and opportunities that are not being offered to our shareholders. The complaint also alleges that our shareholder rights plan, which is alleged to require the approval of "Continuing Directors" to redeem the rights once issued, and our staggered board prevent any opposing stockholder initiative or hostile acquisition alternative to the proposed merger. The complaint alleges that defendants undertook these acts in breach of their fiduciary duties. The complaint seeks preliminary and permanent injunctive relief against the consummation of the merger, an order directing defendants "to exercise their fiduciary duties by giving due consideration to any proposed business combination that would maximize Mark IV's shareholder value," an award of damages if the merger is consummated, and an award of attorneys' fees and litigation costs. We believe this lawsuit is without merit and we intend to vigorously defend Mark IV and the other defendants.

                             THE MERGER AGREEMENT

  The following describes various aspects of the proposed merger, including the material provisions of the merger agreement. Because this is a summary, it does not contain all information you should consider. The merger agreement is attached to this proxy statement as Appendix A and is incorporated in this proxy statement by reference. You should read the merger agreement for provisions that may be important to you. For purposes of this summary of the merger agreement, "material adverse effect" or "material adverse change" means with respect to Mark IV any change, circumstance, event or effect that, individually or in the aggregate with all other changes, circumstances, events and effects, that is materially adverse to (1) the business, operations, liabilities, assets, results of operations or condition (financial or otherwise) of Mark IV and our subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions, or (2) the right or ability of Mark IV or our subsidiaries to consummate any of the transactions contemplated by the merger agreement.

The Merger

  The merger agreement provides for the merger of MIV into us, so that following the merger MIV no longer will exist and we will be the surviving corporation. We will continue to be governed by the laws of Delaware after the merger.

  The merger will become effective when we file a certificate of merger with the Delaware Secretary of State or at any later date that is specified in the certificate of merger. The merger is expected to become effective on the same day as the closing of the merger. This will take place on the next day after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by MIV and us.

Consideration to be Received in the Merger

  At the time the merger becomes effective:

  --Each share of common stock, together with the associated preferred share purchase rights, that is outstanding immediately prior to the merger will be converted into the right to receive $23.00 in cash, without interest. This does not include shares of common stock described in the following sentence or shares of common stock owned by any stockholder who properly exercises his or her dissenter's rights, as described above under "Dissenter's Rights."

  --All of our shares of common stock owned by us, by MIV, or by any of our or MIV's subsidiaries automatically will be canceled without the payment of any consideration.

  --Each share of MIV's shares of common stock that is outstanding immediately prior to the merger will be converted into the right to receive one share of our common stock which will remain outstanding immediately following the merger.

Treatment of Stock Options

  Except as we otherwise agree with MIV, all of our stock option plans and any other plan, program or arrangement with any current or former employee, officer, director or consultant providing for the issuance or grant of any other interest in respect of our capital stock will terminate at the time the merger becomes effective.

  Except as set forth below, each outstanding option granted under one of our option plans will:

  --(1) be canceled by us immediately before the merger becomes effective and
   (2) at the effective time of the merger, the former holder of the option will be entitled to receive from us, for each share previously subject to the option, cash equal to the excess, if any, of $23.00 over the exercise price per share contained in the option, subject to withholding or other taxes required by law to be withheld.

  The Continuing Management Members entered into a founding managers' agreement with the Investor Group providing for an exchange of their Mark IV common stock options into options to purchase ordinary shares of Luxco and giving them the opportunity to invest in ordinary shares of Luxco for an amount to be agreed upon. The terms and arrangements contained in the founding managers' agreement are more fully described above under "Interests of Certain Persons, Conflicts of Interests."

Exchange of our Common Stock

  MIV will select a commercial bank or trust as a paying agent, which must be acceptable to us and have at least $50,000,000 in capital, surplus and undivided profits, to facilitate the exchange of our common stock and the payment of cash to our former stockholders. Immediately prior to the time the merger is effective, the necessary funds will be deposited with the paying agent to be distributed to our former stockholders in exchange for their common stock certificates. After the merger is completed, the paying agent will mail a letter of transmittal to you that will contain instructions for returning your stock certificates. When the paying agent receives your certificate, you will be entitled to receive the cash consideration payable in the merger.

  PLEASE DO NOT SEND STOCK CERTIFICATES TO US OR THE PAYING AGENT UNTIL YOU HAVE RECEIVED A TRANSMITTAL FORM. DO NOT RETURN YOUR STOCK CERTIFICATE WITH THE ENCLOSED PROXY CARD.

  After the merger, each certificate formerly representing our common stock, other than those owned by dissenting stockholders, will represent only the right to receive the cash merger consideration. If you have not complied with the exchange procedures within 180 days after the merger is completed, you may look only to us for payment of the merger consideration due to you. At that point, you will be a general unsecured creditor of us with respect to your claim.

  If your stock certificate representing our common or preferred stock has been lost, stolen or destroyed, you will only be entitled to receive the merger consideration by making an affidavit and, if required by us, posting a bond in an amount sufficient to protect us against claims related to your stock certificate.

Representations and Warranties of Mark IV

  We made various representations and warranties to MIV in the merger agreement, some of which we qualified by materiality or by our knowledge. These representations cover, among other matters, the following:

  --our corporate existence and power to own, lease and operate our properties and carry on our business;

  --our corporate power and authority to enter into and perform the merger agreement;

  --the enforceability of the merger agreement against us;

  --consents and approvals needed from governmental entities in connection with the merger;

  --that the merger agreement and the merger will not violate our organizational documents, result in a violation, breach or default under our contracts or other instruments, or violate applicable laws, or create any liens on our properties or assets;

  --our capitalization;

  --the absence of any stockholder voting agreement, voting trusts or the like with respect to the voting of our equity securities;

  --our ownership of our subsidiaries and their capital stock;

  --the corporate existence, power and authority of our subsidiaries;

  --our filings with the Securities and Exchange Commission;

  --our financial statements;

  --our undisclosed liabilities;

  --the accuracy of the information contained in this proxy statement and other disclosure documents (excluding information supplied by MIV);

  --the absence of changes or events that would be adverse to us;

  --litigation;

  --tax matters;

  --the Employee Retirement Income Security Act of 1974 and employment matters;

  --the fairness opinions of our financial advisors and the fees payable to them;

  --our compliance with environmental laws and regulations;

  --our intellectual property;

  --our compliance with instruments and laws;

  --our taking necessary action to render the rights issued pursuant to our rights agreement inapplicable to the merger agreement and transactions contemplated by the merger agreement;

  --title to our assets;

  --our significant contracts;

  --our customers and suppliers;

  --prohibited payments;

  --the recommendation of our board of directors to you with respect to the merger and the required vote of our stockholders to approve the merger; and

  --that the stockholder vote is the only vote of the holders of our securities necessary to approve the merger agreement, merger or the other transactions contemplated by the merger agreement and no vote of holders of our securities is necessary to approve the stockholder voting agreement.

Representations and Warranties of MIV

  MIV also made representations and warranties to us in the merger agreement, some of which are qualified by materiality or by MIV's knowledge. These representations cover, among other matters, the following:

  --its corporate existence and power;

  --its corporate authority to enter into and perform the merger agreement;

  --the enforceability of the merger agreement against MIV;

  --consents and approvals needed from governmental entities in connection with the merger;

  --that the merger agreement and the merger will not violate MIV's organizational documents, violate applicable laws, result in a violation, breach or default under contracts or other instruments of MIV or create any liens on MIV's properties or assets;

  --the accuracy of the information submitted by MIV for use in this proxy statement and other SEC documents;

  --the financial advisors' fee; and

  --the financing of the merger.

Covenants of Mark IV

  CONDUCT OF OUR BUSINESS PRIOR TO THE MERGER

  We agreed that until the merger is effective, except as provided in the merger agreement or in the disclosure schedule thereto, we will conduct our business and our subsidiaries' businesses in the ordinary course, consistent with past practice, unless we receive MIV's prior written consent to a deviation from past practice. We also agreed to the following, unless we receive MIV's prior consent to act otherwise:

  -- we will use our reasonable best efforts to preserve our business and our subsidiaries' business organizations and relationships with third parties and to keep available the services of our and our subsidiaries' officers and key employees;

  -- we will not declare, set aside or pay any dividend or other distribution with respect to any shares of our capital stock or redeem, purchase or otherwise acquire our capital stock or of any of our subsidiaries (other than regular quarterly dividends not in excess of $.0625 per share of our common stock made in the ordinary course consistent with past practice or dividends from any subsidiary to us or any other subsidiary of Mark IV);

  -- we will not, and will not permit any of our subsidiaries to, issue, deliver, sell, pledge or otherwise encumber any capital stock, any security convertible into or exchangeable for capital stock or any option, warrant or other right to acquire capital stock (other than the issuance of common stock pursuant to outstanding options and grants of restricted stock outstanding on the date of the merger agreement);

  -- neither we nor any of our subsidiaries will adopt or propose any change in the certificate of incorporation or by-laws;

  -- we will not, and will not permit any of our subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement for any merger, consolidation or business combination (other than the merger), or any acquisition or disposition of assets or securities;

  -- we will not, and will not permit any of our subsidiaries to, split, combine, subdivide or reclassify any shares of its capital stock;

  -- we will not, and will not permit any of our subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property, except pursuant to existing contracts or commitments or in the ordinary course of business consistent with past practice;

  -- we will not, and will not permit any of our subsidiaries to, incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity; or make any loans or advances to any other person or entity, except for borrowings under our existing credit facilities in the ordinary course of business and, except for advances to employees consistent with past practice which are not material;

  -- we will not, and will not permit any of our subsidiaries to, create, assume or incur any lien on any of our material assets or those of any of our subsidiaries;

  -- except as required by law, we will not, and will not permit any of our subsidiaries to do any of the following:

   . grant or make any change in control, severance or termination payments to any officers or employees of Mark IV or any of our subsidiaries, except pursuant to plans or agreements in existence on the date of the merger agreement and set forth on the disclosure schedule to the merger agreement or to be adopted after the date of the merger agreement and described in the disclosure schedule,

   . enter into any option, employment, deferred compensation or other similar agreement or any change of control or severance agreement (or enter into any amendment to any such existing agreement) with any officer, director or employee of Mark IV or any of our subsidiaries,

   . accelerate, amend or change the period of exercisability of options or restricted stock granted to any officer, director or employee of Mark IV or any of our subsidiaries or, except as contemplated in the merger agreement, authorize cash payments in exchange for any options granted to any such persons,

   . increase, accelerate the timing of, or otherwise amend the benefits payable under any existing severance or termination pay policies or agreements,

   . enter into any collective bargaining agreement except in the ordinary course of business,

   . amend the terms of employee plans, benefit, arrangements, pension plans, employee welfare plans, or other employment arrangements, or adopt any new employee benefit plans other than plans to be adopted after the date of the merger agreement described on the schedule to the merger agreement, or

   . pay, or provide for, any increase in compensation, bonus, or other benefits payable to our employees or those of our subsidiaries, except for (A) normal merit and cost of living increases not material in amount, and (B) except as required by the terms of contracts or agreements or collective bargaining obligations in effect on the date of the merger agreement or as necessary to comply with any applicable law;

  -- we will not, and will not permit any of our subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Mark IV contained in the merger agreement inaccurate in any respect at, or as of any time prior to, the effective time of the merger;

  -- we will not, and will not permit any of our subsidiaries to, make or agree to make any material capital expenditure except in accordance with our capital expenditure plan for the fiscal year 2000;

  -- we will not, and will not permit any of our subsidiaries to, change any accounting principles or practices except as required by any change in applicable accounting standards;

  -- except as required by law, we will not, and will not permit any of our subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations material to Mark IV and our subsidiaries, taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in our financial statements (or the notes thereto) or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which we or any subsidiary of ours is a party; and

  -- we will not, and will not permit any of our subsidiaries to, authorize, recommend, propose or announce an intention to do any of the foregoing actions or enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions.

  ADDITIONAL EFFORTS

  The merger agreement contains additional covenants relating to actions to be taken by us prior to the merger including the following:

  -- upon reasonable notice to us and subject to confidentiality, we will provide MIV and its advisors and other authorized representatives and the financial institutions providing or proposed to provide financing to MIV access to our and our subsidiaries' offices, business information and personnel;

  -- with respect to taxes, without the prior consent of MIV, neither we nor any of our subsidiaries shall make, revoke or change any election, change an annual accounting period, adopt or change any accounting method, file any amended return, enter into any closing agreement, settle a tax claim or assessment relating to Mark IV or our subsidiaries, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Mark IV or our subsidiaries, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of materially increasing the consolidated tax liability of Mark IV;

  -- we will keep MIV informed of tax notices, the commencement of tax proceedings on other events which could have the effect of materially increasing our tax liability;

  -- except as disclosed in or contemplated by the merger agreement, without the prior consent of MIV we will not adopt, amend (except as required by law) or terminate any employee plans, benefit arrangements, pension plans, employee welfare plans or other employment arrangements between us or our subsidiaries and any current or former employee, director or officer;

  -- we will reasonably cooperate with MIV in connection with the arrangement of financing needed by MIV to complete the merger;

  -- we will, in conjunction with MIV obtaining financing for the merger and at the request of MIV, call for prepayment or redemption, or prepay, redeem, defease and/or renegotiate, as the case may be, any of our then existing indebtedness; provided that any such prepayment or redemption shall be conditioned upon and shall not actually be required to be made until at or after the effective time of the merger;

  -- we will, within 20 days of receiving a request from MIV (but in no event earlier than 45 calendar days prior to the date fixed for the special meeting), commence offers to purchase and consent solicitations with respect to all of our 7 3/4% Senior Subordinated Notes due 2006 and 4 3/4% Convertible Notes due 2004 on customary terms and conditions acceptable to MIV, and, to the extent we are required to commence the debt tender offers, we will, subject to the terms and conditions of the debt tender offers, accept for payment and pay for any tendered notes as soon as reasonably practicable following the satisfaction or waiver of the conditions to the debt offers and as permitted under applicable law;

  -- we will promptly notify MIV if we receive notice from anyone alleging that its consent is required in connection with the merger, or if we receive any written notice or other written communication from a governmental or regulatory agency in connection with the merger;

  -- we will promptly notify MIV of any actions that are commenced or to our knowledge threatened against us or our subsidiaries that relate to the merger or that, if pending on the date the merger agreement was signed, would have been required to be disclosed in the disclosure letter with respect to the merger agreement;

  -- we will provide MIV with interim financial statements within 30 days after the end of each calendar month;

  -- we will notify MIV of any change, circumstance, event or effect that individually or in the aggregate with all other changes, circumstances, events and effects, is materially adverse to (i) the business, operations, liabilities, assets, results of operations or condition (financial or otherwise) of Mark IV and our subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions, or (ii) the right or ability of Mark IV or our subsidiaries to consummate any of the transactions contemplated by the merger agreement;

  -- we will promptly notify MIV of any breach by us of our representations or warranties contained in the merger agreement (subject to materiality, when applicable); and

  -- at the closing of the merger, we will deliver to MIV resignations of all of our directors.

  ACQUISITION PROPOSALS

  We agreed in the merger agreement that neither we nor any of our subsidiaries will: (1) directly or indirectly, initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer relating to certain acquisition transactions, (2) directly or indirectly, endorse an acquisition proposal, grant any waiver or release under any standstill, non-solicitation or similar agreement relating to our capital stock or those of our subsidiaries or (3) have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal or accept an acquisition proposal. These are the acquisition proposals covered by our agreement:

  -- any merger, reorganization, share exchange, consolidation, business consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or more than 15% of the common stock of Mark IV or our subsidiaries, except for the merger described in the merger agreement; or

  -- any tender offer or exchange offer that if completed would result in any person or entity beneficially owning 15% or more of any class of our capital stock or those of any of our subsidiaries.

  However, if we receive an unsolicited bona fide written acquisition proposal described above and (1) our board of directors determines in good faith after consultation with our outside legal counsel that the actions described below are required to prevent the board from breaching its fiduciary duties to our stockholders and (2) the board determines in good faith after consultation with its legal and financial advisers that the acquisition proposal, if accepted, would result in a transaction that is more favorable to our stockholders, from a financial point of view, than the merger described in the merger agreement and is reasonably likely to be completed taking into account all legal, regulatory and other aspects of the proposal, then we can take the following actions with the person or group making the proposal:

  -- recommend the acquisition proposal to our stockholders or withdraw or modify our recommendation of the merger described in the merger agreement;

  -- engage in discussions or negotiations; and

  -- furnish information about Mark IV and our businesses, properties or assets pursuant to an appropriate confidentiality letter not less favorable to us than the one with MIV.

In order to take any of the above actions we must first give 24 hours written notice to MIV of our intention to do so and of the terms and conditions of the proposal and the identity of the person making it.

  If the board of directors approves any of the acquisition proposals referred to above as being covered by the merger agreement (except that each reference to "15%" shall be deemed to be a reference to "50%" for these purposes) meeting the requirements specified in clauses (1) and (2) of the preceding paragraph (referred to in the merger agreement and in this proxy statement as a "superior proposal"), we will have the right to terminate the merger agreement upon the prior payment of the termination fee and the expiration of the three day good faith negotiation period that we are required to afford MIV, as described under "The Merger Agreement-- Termination."

  In addition, in all cases, we and our subsidiaries must promptly notify MIV of the terms of any written proposal which we may receive in respect of any acquisition proposal. The notice must state the identity of the prospective purchaser or soliciting party. We must provide MIV with a copy of any written acquisition proposal. We must keep MIV reasonably informed of the status of any acquisition proposal.

  The merger agreement does not prohibit us from taking or disclosing to our stockholders a position contemplated by the SEC's tender offer rules.

Covenants of MIV

  The merger agreement contains agreements by MIV relating to actions to be taken after the merger by the surviving corporation, including the following:

  DIRECTOR AND OFFICER LIABILITY

  MIV has agreed that, for a period of six years, all rights to indemnification and permitted limitations of liability for monetary damages existing in favor of our present or former directors and officers of Mark IV or those of our subsidiaries as provided in our certificate of incorporation or by-laws or pursuant to any agreements previously disclosed by us to MIV in writing, or the certificate of incorporation, by-laws or similar constitutive documents of any subsidiary of ours with respect to matters occurring before the merger (including without limitation the transactions contemplated by the merger agreement) shall continue in full force and effect.

  In addition, for not less than six years after the effective time of the merger, the surviving corporation shall indemnify, defend and hold harmless present and former directors and officers of Mark IV and our subsidiaries against all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger (including without limitation the transactions contemplated by the merger agreement) to the full extent provided by our certificate of incorporation or by-laws as in effect on the date hereof. In the event any claim or claims are asserted or made within the six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claim or claims.

  For six years, MIV will cause to be maintained our current officers' and directors' liability insurance in respect of acts or omissions occurring before the merger covering any person currently covered by our officers' and directors' liability insurance policy. If such coverage is not obtainable at its current cost, MIV will purchase such coverage (on terms that are at least as favorable as the insurance policy in effect today) as may be obtained having a cost per annum not to exceed 200% of its current annual premium for such policy.

  BENEFIT ARRANGEMENTS

  MIV has agreed that for a period of two years after the merger, it will maintain employee benefit plans that are no less favorable in the aggregate than the benefit arrangements, pension plans, employee welfare plan or other employment arrangements in effect on the date that the merger agreement was signed, other than stock option, restricted stock, stock purchase or other equity based programs, plans and arrangements and change of control and severance plans.

  FINANCING

  MIV shall keep us reasonably informed of the ongoing status of the negotiations for the financing needed by it for the merger. MIV has also agreed to conduct any negotiations in good faith and use its commercially reasonable efforts to effect the closing of the financing on the terms set forth in the commitment letter received by MIV as soon as reasonably practicable and in any event on or before the expiration of the effective time of the merger. MIV shall not (1) voluntarily terminate the commitment letter or the commitments for equity and other financings by BC Partners and Interbanca without our prior written consent or (2) enter into any material amendment of the commitments that would be adverse to Mark IV's interest.

Additional Covenants of Mark IV and MIV

  The merger agreement contains additional agreements relating to actions to be taken by us and MIV prior to the merger, including the following:

  -- each of us will use our respective reasonable best efforts to take whatever action is required to expeditiously complete the merger;

  -- each of us promptly will make our respective filings under the Hart-
     Scott-Rodino Antitrust Improvements Act and other applicable antitrust laws; and

  -- each of us will consult with the other before issuing any press release or making any public statement with respect to the merger agreement and the transactions contemplated and, except as may be required by applicable law or any listing agreement with any national securities exchange or any organization providing stock quotations, neither of us will issue any such press release or make any such public statement prior to such consultation.

Conditions to the Merger

  CONDITIONS TO THE OBLIGATIONS OF MARK IV AND MIV

  Our and MIV's respective obligations to effect the merger are subject to the satisfaction of the following conditions at or before the closing date of the merger:

  --adoption of the merger agreement by our common stockholders in accordance with Delaware law;

  --the absence of any applicable laws or any judgment or injunction of any court of competent jurisdiction that prohibits or restrains the merger from occurring or that makes the merger illegal; provided, however, that the party invoking this condition shall have used reasonable best efforts to lift or remove the applicable order, injunction, restraint or prohibition;

  --the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act or similar antitrust laws; and

  --the obtaining of all consents, approvals and licenses of any governmental or regulatory body required in connection with the execution, delivery, and performance of the merger agreement and for us to conduct our business after the merger in substantially the same manner as we now conduct it, unless the failure to obtain any consents, approval or license would not have a material adverse effect on Mark IV, after giving effect to the transactions contemplated by the merger agreement, including the financing being obtained by MIV.

  ADDITIONAL CONDITIONS TO MARK IV'S OBLIGATIONS

  Our obligations also are subject to the satisfaction or waiver by us of the following conditions at or before the closing:

  --all of the representations and warranties of MIV in the merger agreement shall be true and correct on the closing date, as if they were made on such date, (except for representations and warranties made as of a specific date, in which case those representations and warranties shall be true and correct, as of the specific date) subject, in all cases, to materiality qualifications;

  --MIV shall have performed in all material respects all obligations arising under the agreements and covenants required to be performed by it prior to or on the closing date; and

  --we shall have received certificates signed by the president or a vice president of MIV that the two conditions above have been satisfied.

  ADDITIONAL CONDITIONS TO MIV'S OBLIGATIONS

  MIV's obligations also are subject to the satisfaction or waiver by MIV of the following conditions at or before the closing:

  --no governmental or regulatory authority shall have instituted any claim, action, suit, investigation or proceeding to enjoin or prevent the merger or related transactions, or which could reasonably be expected to result in a material adverse effect;

  --all of our representations and warranties in the merger agreement shall be true and correct on and as of the effective time of the merger and at all times prior to the effective time of the merger (except for representations and warranties made as of a specific date, in which case those representations and warranties shall be true and correct, as of the specific date)(subject, in all cases, to materiality qualifications), and MIV shall have received a certificate signed by our president or a vice president confirming this condition;

  --we shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by us prior to or on the closing, and MIV shall have received a certificate signed by our president or a vice president confirming this condition;

  --since February 29, 2000, there shall not have been any material adverse change; and

  --the funding contemplated by the financing commitment letters provided to us shall have been obtained.

Termination

  We and MIV may terminate the merger agreement by mutual written consent and abandon the merger at any time before it occurs. This is the case even if our stockholders already have approved the merger. The merger agreement also may be terminated, whether before or after our stockholders approve the merger, as follows:

  --by us or MIV, if the closing has not occurred on or before November 30, 2000;

  --by us or MIV, if any law or regulation makes the completion of the merger illegal or otherwise prohibited or if any final, non-appealable judgment, injunction, order or decree enjoining us or MIV from completing the merger is entered;

  --by us or MIV, if, at our stockholders meeting on     or at any
   adjournment of the stockholders meeting at which the merger agreement and the merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained;

  --by us, if prior to the effective time of the merger:

   --(1) the representations and warranties of MIV in the merger agreement shall not be true, at any time after the date the merger agreement was signed (except for representations and warranties made as of a particular date or only with respect to a specific time period which need only be true and accurate as of the specific date or time period), or (2) MIV shall have breached or failed to perform or comply with any required obligation, agreement or covenant under the merger agreement and for any breach or failure to perform that is reasonably capable of being remedied, the breach or failure to perform is not remedied within 15 days after we have furnished MIV with written notice of the breach or failure to perform (subject, in all cases, to materiality qualifications); or

   --our board of directors approves a superior proposal; provided, however, that (1) we have complied with our acquisition proposal covenant in the merger agreement, and (2) prior to any such termination, we have and have caused our financial and legal advisors to, negotiate in good faith for a period of at least three (3) days with MIV to make any adjustments in the terms and conditions to the merger agreement that would allow MIV to proceed with the transactions contemplated by the merger agreement; provided, however, that we cannot terminate until we have paid the termination fee to MIV required by the merger agreement described below.

  --by MIV:

   --if we shall have materially breached any of our obligations under the acquisition proposal section of the merger agreement;

   --if our board of directors shall have (1) withdrawn or modified or amended, in a manner adverse to MIV, its approval or recommendation of the merger agreement and the merger or our recommendation that our stockholders adopt and approve the merger agreement and the merger, (2) approved, recommended or endorsed an acquisition proposal (including a tender or exchange offer for our common stock); or (3) resolved to do any of the foregoing; or

   --if, prior to the effective time of the merger, (1) our representations and warranties in the merger agreement shall not be true, at any time after the merger agreement was signed (except for representations and warranties made as of a particular date or only with respect to a specific time period which need only be true and accurate as of the date or period made), or we shall have breached or failed to perform or comply with any required obligation, agreement or covenant under the merger agreement, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied, the breach or failure to perform is not remedied within 15 days after MIV furnished us with written notice of such breach or failure to perform (subject, in all cases, to materiality qualifications).

Termination Fees and Expenses

  Except as described below, we and MIV have agreed to pay our own costs and expenses in connection with the merger agreement.

  TERMINATION FEE

  We have agreed to pay MIV a termination fee of $30,000,000 if any of the following occur:

  --we terminate the merger agreement in connection with our approval of a superior proposal;

  --MIV terminates the merger agreement because our board of directors has withdrawn or amended or modified its recommendation of the merger agreement and the merger in a manner that is adverse to MIV, or because our board has approved, recommended or endorsed an acquisition proposal;

  --MIV terminates the merger agreement because we have materially breached our acquisition proposal covenant in the merger agreement;

  --MIV terminates the merger agreement in connection with our uncured breach of our other covenants in the merger agreement, but only if our breach arises out of our bad faith or willful misconduct; or

  --after an acquisition proposal has been made by a third party and has been publicly disclosed, we or MIV terminate the merger agreement because (1) the merger agreement was not adopted by our stockholders in accordance with Delaware law or (2) the closing did not occur on or before November 30, 2000 and, within one year after such termination, we enter into a definitive agreement with respect to, or consummate:

   . a merger, consolidation or other business combination with the third party acquirer (or a new third party acquirer who makes an acquisition proposal at a time when we are in discussions with the first third party acquirer);

   . the sale or transfer to the third party acquirer or any new third party acquirer of, or the acquisition of beneficial ownership by the third party acquirer or any new third party acquirer of, 50% or more of our voting securities; or

   . the sale or transfer of 50% or more, in market value, of the consolidated assets of Mark IV and our subsidiaries to the third party acquirer or any new third party acquirer.

  PAYMENT OF MIV'S EXPENSES

  We also have agreed to reimburse MIV and its affiliates for its documented out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the merger agreement, the transactions described in the merger agreement and the arrangement of the financing required to complete the merger, (1) if the merger agreement is terminated for any of the reasons described above for which the termination fee is payable, except that we have agreed to pay expenses if the merger agreement is terminated by reason of breaches of our representations and warranties or uncured breaches of our covenants (without regard to whether our breaches of covenants arise out of our bad faith or willful misconduct) or (2) if the merger agreement is terminated by us or MIV, if the required vote for adoption of the merger agreement and the merger is not obtained by our stockholders at a duly held stockholders' meeting or any adjournment of the meeting.

  The aggregate amount of any expense payments which we must make under this provision will not exceed $6,000,000.

Amendment and Waiver

  We and MIV may amend the merger agreement at any time by a writing signed by each of us. After our stockholders have approved the merger agreement and the merger described in the merger agreement, no amendment may be made which by law requires further stockholder approval without obtaining that approval.

                             INFORMATION ABOUT US

  We are Mark IV Industries, Inc., a Delaware Corporation originally incorporated in 1970. We are a diversified manufacturer of a broad range of proprietary and other power and fluid transfer products and systems which serve primarily industrial and automotive markets. Many of our product groups have a significant, and in certain instances the leading share of their respective markets. We operate 65 manufacturing facilities and 51 distribution and sales locations and employ approximately 15,600 people in 14 countries.

  We classify our operations into the following business segments:

  --MARK IV AUTOMOTIVE, which includes the design, manufacture and distribution of power transmission, fuel and fluid handling systems and components, as well as air-intake systems, diesel and gas engines and CVT applications for the global automotive aftermarket and OEM (original equipment manufacturers) market; and

  --MARK IV INDUSTRIAL, which includes the design, manufacture and distribution of power transmission and fluid management systems and components for industrial OEM and distribution markets worldwide, and transportation and other products and systems.

  As part of our business strategy, we are focused on building our worldwide Automotive and Industrial business segments through internal growth and selective strategic acquisitions, and the continuation of cost control and quality improvement programs. Our principal executive offices are located at 501 John James Audubon Parkway, P.O. Box 810, Amherst, New York 14226-0810, and our telephone number at that address is (716) 689-4972.

            INFORMATION ABOUT MIV, LUXCO AND CERTAIN OTHER PERSONS

  MIV Acquisition Corporation recently was incorporated under the laws of Delaware for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including the merger. MIV has not conducted any business or activities other than those incident to its formation and entering into the merger agreement, the stockholder voting agreement and certain other agreements contemplated by the merger agreement. It is not anticipated that MIV will have any assets or liabilties other than those arising under the merger agreement or in connection with the merger, nor will it engage in any activities other than those incident to its formation and capitalization and the merger. The principle business office of MIV is located at Park Avenue Tower, 65 East 55th Street, Suite 2300, New York, New York 10022, and its telephone number at that address is (212) 891-2884.

  The executive officers of MIV are Francesco Loredan, President; Michel Guillet, Vice President and Secretary; and Kevin O'Donohue, Vice President and Treasurer. Each of Messrs. Loredan (age 42), Guillet (age 55) and O'Donohue (age 39) are also directors of MIV. The principal occupation of each of Messrs. Loredan, Guillet and O'Donohue is to act as managing partners of BC Partners at its Milan, Italy; Paris, France; and New York, New York offices, respectively. Each has served as managing partner or has been employed in various other capacities with BC Partners for the past five years. MIV has informed us that it expects that Messrs. Loredan, Guillet and O'Donohue will become the directors of the surviving corporation at the effective time of the merger in accordance with the terms of the merger agreement.

  As of the date of this proxy statement, all of the issued and outstanding shares of capital stock of MIV Acquisition Corporation are owned by CIE Management II, Limited, a limited corporation organized under the laws of Guernsey, Channel Islands, as trustee for Luxco, which has yet to be formed. It is currently contemplated that Luxco will be organized under the laws of Luxembourg and that all issued and outstanding shares of MIV Acquisition Corporation will be transferred to Luxco upon its formation. As a result, at the effective time of the merger, MIV will be a wholly-owned subsidiary of Luxco. As of the date of this proxy statement, no determination has been made with respect to the identity of the directors and executive officers of Luxco, except that it is anticipated that each of Messrs. Loredan and Guillet will be directors of Luxco upon its formation.

  CIE Management II, Limited acts as manager of various investment funds advised by BC Partners, including funds which will ultimately control Luxco and, through Luxco, MIV. The directors of CIE Management are Otto van der Wyck, Mike Twinning, John Burgess, Iain Stokes, David Dorey, Lawrence McNarm and John Marren. CIE Management has no executive officers, except that Guernsey International Fund Managers Limited ("GIFM") acts as the Secretary of CIE Management. The principal occupation of each of Messrs. Stokes, Dorey, McNarm and Marren is to act as officers of GIFM, which is in the business of administering companies, limited partnerships and other entities. The present principal occupation of each of Messrs. van der Wyck and Burgess is to act as managing partners, and of Mr. Twinning is to act as the finance manager, of BC Partners at its London, England office. The principal business office of each of CIE Management and GIFM is located at P.O. Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey GY1 3QL, Channel Islands, and the telephone number at that address is +44-1481-710651.

  BC Partners is a European private equity firm principally engaged in the business of advising investment funds, including those managed by CIE Management II Limited, with respect to investments, acquisitions and other transactions. The managing directors of BC Partners are Messrs. Loredan, Guillet, O'Donohue, van der Wyck and Burgess. The principal business office of BC Partners in the U.S. is located at Park Avenue Tower, 65 East 55th Street, Suite 2300, New York, New York 10022, and in Europe is located at Via Brera, 3, 20121 Milano, Italy. The telephone number for BC Partners at its New York address is (212) 891-2884, and at its Milan, Italy address is +39-02-7200-3101.

                         OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

  The following table sets forth information as of June 16, 2000 (except as otherwise noted) with respect to all stockholders known by Mark IV to be the beneficial owners of more than 5% of our outstanding common stock, each director, each of our five most highly compensated executive officers, and all executive officers and directors as a group.

                                                         Number of     Percent
   Name and Positions                                   Stock(1)(2)    of Class
   ------------------                                   -----------    --------
   Sal H. Alfiero, Chairman of the Board and Chief Ex-
    ecutive Officer....................................  4,475,893(3)    10.0%
   William P. Montague, President and Chief Operating
    Officer and Director...............................    841,964(4)     1.9%
   Gerald S. Lippes, Secretary and Director............  1,648,590(5)     3.7%
   Clement R. Arrison, Director........................    756,360(6)     1.7%
   Joseph G. Donohoo, Director.........................     12,158(7)       *
   Herbert Roth, Jr., Director.........................     25,103(8)       *
   Kurt J. Johansson, Senior Vice President............    128,865(9)       *
   Giuliano Zucco, Vice President......................     73,986(10)      *
   Richard F. Bing, Vice President.....................     66,810(11)      *
   All Executive Officers and Directors as a Group (15
    persons)...........................................  8,506,299(12)   18.7%
   Gabelli Related Persons.............................  8,978,667(13)   20.0%

--------
 *Less than 1%
 (1) Except as otherwise indicated below, each person listed in the table has both sole voting and sole investment power with respect to the number of shares of common stock set forth opposite his name. Messrs. Alfiero, Montague and Lippes, each of whom is an executive officer of Mark IV, have the right to direct the trustee of Mark IV's master defined benefit pension plan (the "Plan") with respect to the investment by the trustee in shares of Mark IV's common stock and voting of the shares of Mark
      IV's common stock owned by such Plan. The Plan owns a total of 1,018,222 shares of Mark IV's common stock (2.3% of the total number of shares of common stock outstanding). Such executive officers are not participants in the Plan and disclaim any beneficial ownership in the common stock, and the shares of common stock have not been included in the amounts listed in this table.
 (2) Concurrent with the signing of a merger agreement between Mark IV and MIV on May 26, 2000, Messrs. Alfiero, Montague, Lippes and Arrison executed a stockholder voting agreement in which each executive agreed to vote their shares of common stock owned of record and/or beneficially in favor of the merger transaction provided for in the merger agreement.
 (3) Includes 242,777 shares of common stock issuable under currently exercisable options granted under Mark IV's incentive stock option plans. Also includes 16,460 shares of common stock allocated to Mr. Alfiero's self-directed accounts in Mark IV's retirement and 401(k) savings plan and 7,603 shares of common stock owned by Mr. Alfiero's wife. Does not include 77,764 shares of common stock owned by the Alfiero Family Charitable Foundation, of which Mr. Alfiero is one of four directors and for which he disclaims beneficial ownership. Also does not include 412,872 derivative shares of Mark IV's common stock, which represent the $9,496,059 value of Mr. Alfiero's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (4) Includes 157,520 shares of common stock issuable under currently exercisable options granted pursuant to Mark IV's option plans. Also includes 6,890 shares of common stock allocated to Mr. Montague's self-directed accounts in Mark IV's retirement and 401(k) savings plan. Does not include 21,876 shares of common stock owned by the Montague Family Charitable Foundation, of which Mr. Montague is one of four directors and for which he disclaims beneficial ownership. Also does not include 215,744 derivative shares of Mark IV's common stock, which represent the $4,962,121 value of Mr. Montague's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (5) Includes 117,694 shares of common stock issuable under currently exercisable options granted pursuant to Mark IV's option plans. Does not include 68,917 shares of common stock owned by the Lippes Family Charitable Foundation, of which Mr. Lippes is one of four directors and for which he disclaims beneficial ownership. Also does not include
      140,906 derivative shares of Mark IV's common stock, which represent the $3,240,848 value of Mr. Lippe's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (6) Does not include 137,107 shares of common stock owned by the Arrison Family Charitable Foundation, of which Mr. Arrison is one of four directors and for which he disclaims beneficial ownership. Also does not include 1,968 derivative shares of Mark IV's common stock, which represent the $45,271 value of Mr. Arrison's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (7) Includes 1,658 shares of common stock held by The Gibson Group, Inc. Pension Fund, of which Mr. Donohoo is a trustee and has voting power.
      Does not include 8,107 derivative shares of Mark IV's common stock, which represent the $186,470 value of Mr. Donohoo's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (8) Does not include 14,269 derivative shares of Mark IV's common stock, which represent the $328,180 value of Mr. Roth's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
 (9) Includes 126,181 shares of common stock issuable under currently exercisable options granted pursuant to the option plans. Does not include 52,484 derivative shares of Mark IV's common stock, which represent the $1,207,143 value of Mr. Johansson's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
(10) Includes 73,986 shares of common stock issuable under currently exercisable options granted to Mr. Zucco pursuant to the option plans. Does not include 47,431 derivative shares of Mark IV's common stock, which represent the $1,090,909 value of Mr. Zucco's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
(11) Includes 58,066 shares of common stock issuable under currently exercisable options granted pursuant to the option plans. Also includes 2,515 shares of common stock allocated to Mr. Bing's self-directed accounts in Mark IV's retirement and 401(k) savings plan. Does not include 35,380 derivative shares of Mark IV's common stock, which represent the $813,746 value of Mr. Bing's phantom-stock-based account balance in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
(12) Includes 1,030,286 shares of common stock issuable under currently exercisable options granted pursuant to the option plans. Also includes 38,566 shares of common stock allocated to the officers' self directed accounts in Mark IV's retirement and 401(k) savings plan. Does not include 1,343,282 derivative shares of Mark IV's common stock, which represents the $30,895,521 value of the group's phantom-stock-based account balances in Mark IV's deferred compensation arrangements as of May 31, 2000, valued at the $23.00 share price provided for in the merger agreement.
(13) Based on information set forth in Amendment No. 11 to Schedule 13-D filed with the SEC on May 18, 2000 by Gabelli Funds, LLC, GAMCO
      Investors, Inc., Gabelli Performance Partnership L.P., Gabelli International Limited, Gabelli Securities, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli, and
      Mario J. Gabelli (collectively, the "Gabelli Related Persons"), the Gabelli Related Persons held shared voting and/or dispositive power for 8,978,667 shares of Mark IV's common stock. Such amount includes 495,842 shares which the Gabelli Related Persons have the right to acquire through the conversion into common stock of Mark IV's 4 3/4% Convertible Subordinated Notes. The stated business address of the Gabelli Related Persons is One Corporate Center, Rye, New York 10580-1435.

                   ANNUAL MEETING AND STOCKHOLDER PROPOSALS

  We intend to postpone our 2000 annual meeting of stockholders, which was scheduled for August, 2000. If the merger agreement is adopted by the stockholders at the special meeting and the merger is completed prior to November 30, 2000, we do not intend to hold the 2000 annual meeting prior to completion of the merger. If the merger agreement is not adopted by the stockholders at the special meeting or if the merger agreement is adopted by the stockholders, but the merger is not completed prior to November 30, 2000, we intend to reschedule the 2000 annual meeting of stockholders. If we reschedule the 2000 annual meeting of stockholders, we will, in a timely manner, inform our stockholders of the new date on which the 2000 annual meeting of stockholders will be held by including a notice in the earliest possible Quarterly Report on Form 10-Q we file with the SEC or, if impracticable, by another means reasonably calculated to inform our stockholders. At that time, we also will inform you of the following:

  --the date by which stockholder proposals must be received for inclusion in our proxy statement and form of proxy for the rescheduled annual meeting of stockholders; and

  --the date after which a notice from a stockholder as to a proposal the stockholder intends to propose at the 2000 annual meeting of stockholders will be considered untimely and, as a result, with respect to which the proxies for the meeting will have discretionary authority to vote on the proposal without discussion of the proposal in the proxy statement for the meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statement and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http.//www.sec.gov. You also may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, and Chicago, as well as at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York. 10005, where our common stock is listed under the symbol "IV." You can call the SEC at 1-800-732-0330 for further information about the public reference rooms.

  You should rely only on the information provided (and not later changed) in this proxy statement. We have not authorized anyone else to provide you with additional or different information.

  You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of this document.

                                          By Order of the Board of Directors,

                                          /s/ Sal H. Alfiero
                                          -------------------
                                             Sal H. Alfiero, Chairman
                                             of the Board of Directors

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                          MIV ACQUISITION CORPORATION

                                      and

                            MARK IV INDUSTRIES, INC.

                            Dated as of May 26, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   The Merger

                                                                            Page
                                                                            ----
 Section 1.1  The Merger..................................................   A-1
         1.2  Conversion or Cancellation of Shares........................   A-2
         1.3  Surrender and Payment.......................................   A-2
         1.4  Dissenting Shares...........................................   A-3
         1.5  Stock Options...............................................   A-4

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation................................   A-4
         2.2  By-laws.....................................................   A-4
         2.3  Directors and Officers......................................   A-5

                                  ARTICLE III

                 Representations and Warranties of The Company

 Section 3.1  Corporate Existence and Power...............................   A-5
         3.2  Corporate Authorization.....................................   A-5
         3.3  Governmental Authorization..................................   A-5
         3.4  Non-Contravention...........................................   A-6
         3.5  Capital Stock...............................................   A-6
         3.6  Subsidiaries................................................   A-7
         3.7  SEC Filings.................................................   A-7
         3.8  Financial Statements........................................   A-8
         3.9  Undisclosed Liabilities.....................................   A-8
         3.10 Information in Disclosure Documents.........................   A-8
         3.11 Absence of Certain Changes..................................   A-8
         3.12 Litigation..................................................   A-9
         3.13 Taxes.......................................................   A-9
         3.14 ERISA and Employment Matters................................  A-10
         3.15 Financial Advisers, Fees....................................  A-12
         3.16 Environmental Laws and Regulations..........................  A-12
         3.17 Intellectual Property.......................................  A-12
         3.18 Compliance with Instruments and Laws........................  A-13
         3.19 Rights Agreement............................................  A-13
         3.20 Title to Assets.............................................  A-13
         3.21 Contracts...................................................  A-13
         3.22 Customers and Suppliers.....................................  A-14
         3.23 Prohibited Payments.........................................  A-14
         3.24 Opinion of Financial Advisor................................  A-14
         3.25 Board Recommendation........................................  A-14
         3.26 Required Company Vote.......................................  A-14

                                   ARTICLE IV

                  Representations and Warranties of Merger Sub

                                                                            Page
                                                                            ----
 Section 4.1  Corporate Existence and Power...............................  A-15
         4.2  Corporate Authorization.....................................  A-15
         4.3  Governmental Authorization..................................  A-15
         4.4  Non-Contravention...........................................  A-15
         4.5  Information in Disclosure Documents.........................  A-15
         4.6  Financial Advisers, Fees....................................  A-16
         4.7  Financing...................................................  A-16

                                   ARTICLE V

                            Covenants of The Company

 Section 5.1  Conduct of Business.........................................  A-16
         5.2  Stockholder Meeting; Proxy Material.........................  A-18
         5.3  Schedule 13E-3..............................................  A-18
         5.4  Acquisition Proposals.......................................  A-18
         5.5  Access to Information.......................................  A-19
         5.6  Tax Elections...............................................  A-20
         5.7  Benefit Plans...............................................  A-20
         5.8  Company Cooperation.........................................  A-20
         5.9  Notice of Certain Events....................................  A-20
         5.10 Resignation of Directors....................................  A-21
         5.11 Financial Statements, Etc...................................  A-21
         5.12 Debt Offers.................................................  A-21

                                   ARTICLE VI

                            Covenants of Merger Sub

 Section 6.1  Indemnification.............................................  A-22
         6.2  Employee Benefits...........................................  A-22
         6.3  Matters Relating to the Bank Commitment Letter..............  A-23

                                  ARTICLE VII

                    Covenants of Merger Sub and The Company

 Section 7.1  Reasonable Best Efforts.....................................  A-23
         7.2  Certain Filings.............................................  A-23
         7.3  Public Announcements........................................  A-23
         7.4  Further Assurances..........................................  A-23

                                  ARTICLE VIII

                            conditions to The Merger

 Section 8.1  Conditions to the Obligations of Each Party.................  A-24
         8.2  Conditions to the Obligations of Merger Sub.................  A-24
         8.3  Condition to the Obligations of the Company.................  A-25

                                   ARTICLE IX

                                  Termination

                                                                           Page
                                                                           ----
  Section 9.1  Termination...............................................  A-25
          9.2  Effect of Termination.....................................  A-26
          9.3  Fees, Expenses and Other Payments.........................  A-26

                                   ARTICLE X

                                 Miscellaneous

 Section 10.1  Notices...................................................  A-27
         10.2  Non-Survival of Representations and Warranties............  A-28
         10.3  Amendments; No Waivers....................................  A-28
         10.4  Successors and Assigns....................................  A-28
         10.5  Entire Agreement; Governing Law; No Third Party
                Beneficiaries............................................  A-28
         10.6  Counterparts; Effectiveness...............................  A-29
         10.7  Invalidity................................................  A-29
         10.8  Titles....................................................  A-29
         10.9  Enforcement of the Agreement..............................  A-29
         10.10 Knowledge.................................................  A-29

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of May 26, 2000 (this "Agreement"), by and between MIV Acquisition Corporation, a Delaware corporation ("Merger Sub"), and MARK IV INDUSTRIES, INC., a Delaware corporation (the "Company").

  A. This Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

  B. The respective Boards of Directors of Merger Sub and the Company have approved this Agreement, and deemed it advisable and fair to and in the best interests of their respective companies and stockholders to consummate the Merger. The Company intends promptly to submit to its stockholders this Agreement for their consideration of, and vote on, the approval and adoption of this Agreement and the approval of the Merger upon the terms and conditions set forth in this Agreement.

  C. As a condition to Merger Sub entering into this Agreement, contemporaneously with the execution and delivery of this Agreement certain beneficial and record stockholders of the Company have entered into an agreement (the "Stockholder Voting Agreement") providing for certain actions relating to the shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), together with the rights (the "Rights") attached thereto pursuant to the Rights Agreement, dated as of May 17, 1995, between the Company and American Stock Transfer & Trust Company (the "Rights Agent") and the First Amendment to the Rights Agreement, dated as of May 19, 1999 (the "Rights Agreement") (each issued and outstanding share of Company Common Stock and the Rights attached thereto are referred to herein as a "Share" and collectively as the "Shares") owned by such stockholders.

  D. The parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                   AGREEMENT

  Now, Therefore, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1 The Merger.

  (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged upon the terms and subject to the conditions hereof with and into the Company in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation".

  (b) On the Closing Date, each of the Company and Merger Sub will cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State Delaware as provided in Section 251 or Section 253 of the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger (the "Effective Time").

  (c) From and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  (d) The closing of the Merger (the "Closing") shall take place (i) at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, at 10:00 A.M., local time, on the first business day on which the last of the conditions set forth in Article VIII hereof shall be satisfied or waived in accordance with this Agreement, or (ii) at such other place, time and date as Merger Sub and the Company shall agree. The date on which the Closing occurs is herein referred to as the "Closing Date".

  Section 1.2 Conversion or Cancellation of Shares.

  At the Effective Time, by virtue of the Merger and without any action of the part of Merger Sub or the Company or the holder of any shares of Company Common Stock or any shares of common stock of Merger Sub:

  (a) each Share outstanding immediately prior to the Effective Time shall (except as otherwise provided in paragraph (b) of this Section 1.2 or as provided in Section 1.4 hereof with respect to Shares as to which dissenters' rights have been exercised) be converted into the right to receive from the Surviving Corporation $23.00 per Share, in cash, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing the Share as provided in Section 1.3;

  (b) each Share owned by Merger Sub or the Company or any other direct or indirect Subsidiary of Merger Sub or the Company immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

  (c) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock") with the same rights, powers and privileges as the shares so converted.

  Section 1.3 Surrender and Payment.

  (a) Prior to the Effective Time, Merger Sub shall appoint as agent (the "Exchange Agent") a commercial bank or trust company, reasonably acceptable to the Company and having at least $50,000,000 in capital, surplus and undivided profits, for the purpose of exchanging certificates representing Shares for the Merger Consideration which holders of such certificates are entitled to receive pursuant to this Article I. Immediately prior to the Effective Time, Merger Sub shall deposit in trust with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of Shares outstanding immediately prior to the Effective Time (other than the Shares owned by Merger Sub or the Company and any direct or indirect subsidiary of Merger Sub or the Company, and Shares as to which dissenters' rights have been exercised as of the Effective Time) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Exchange Agent as directed by Merger Sub (so long as such directions do not impair the rights of the holders of Shares) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, and any net earnings with respect thereto shall be paid to Merger Sub as and when requested by Merger Sub. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 1.3(b) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein. Promptly after the Effective Time, Merger Sub will send, or will cause the Exchange Agent to send, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares, other than holders of certificates which represent Shares canceled and retired pursuant to Section 1.2(b) hereof, (i) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent) and (ii) instructions for use in effecting the surrender of certificates for payment therefor (the "Exchange Instructions").

  (b) Each holder of certificates representing Shares that have been converted into a right to receive the Merger Consideration which holders of such certificates are entitled to receive pursuant to this Article I, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed and executed letter of transmittal covering such Shares and any other documents reasonably required by the Exchange Instructions, will promptly receive the Merger Consideration payable in respect of such Shares as provided in this Article I, without any interest thereon, less any required withholding of taxes, and the certificates so surrendered shall forthwith be canceled. Until so surrendered, each such certificate shall, and after the Effective Time, represent for all purposes only the right to receive such Merger Consideration except as otherwise provided herein or by applicable law.

  (c) If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration.

  (d) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. The Exchange Agent may make any tax withholdings required by law if not provided with the appropriate documents. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

  (e) After the Effective Time the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

  (f) Any portion of the Payment Fund that remains unclaimed by the holders of Shares 180 days after the Effective Time (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it) shall be returned to the Surviving Corporation, upon demand, and any such holder of Shares who has not exchanged his or her Shares for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of Shares (subject to abandoned property, escheat and other similar laws) as general creditors thereof. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Shares for an amount paid to a public official pursuant to applicable abandoned property, escheat or other similar laws.

  (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for Shares, for which dissenters' rights have been perfected shall be returned to Merger Sub, upon demand.

  (h) All cash paid upon the surrender for exchange of certificates formerly representing Shares in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificates.

  Section 1.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such Shares in accordance with
Section 262 of
the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.2 hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. Such holder shall be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of the DGCL, provided that such holder complies with the provisions of Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Merger Sub prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

  Section 1.5 Stock Options.

  (a) Except as otherwise agreed to in writing between the Company and the holder of any outstanding options to purchase Company Common Stock ("Options"), and as consented to by Merger Sub, immediately prior to the Effective Time, each outstanding Option granted under the Company's Incentive Stock Option Plans whether or not then exercisable, shall be canceled by the Company, and at the Effective Time, the former holder thereof shall receive from the Company in consideration for such cancellation an amount in cash equal to the product of (i) the number of Shares previously subject to such Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share, if any, previously subject to such Option, reduced by the amount of withholding or other taxes required by law to be withheld (the "Net Value"); provided, however, that with respect to the individuals listed on Schedule 1.5 (as such schedule may be amended by Merger Sub, with the consent of any affected individual, from time to time prior to the Effective Time), Options held by each such individual representing an aggregate Net Value of not less than the amount set forth opposite such person's name on Schedule 1.5 shall be retained and shall not be cancelled.

  (b) Except as provided herein or as otherwise agreed by the parties, the Company's Incentive Stock Option Plans and any provision under all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time, no current or former employee or director shall have any Option to purchase Shares or any other equity interest in the Company under any of the Company's Incentive Stock Option Plans.

  (c) Prior to the Effective Time, the board of directors of the Company (the "Board of Directors") (or, if appropriate, any committee administering the Company's Incentive Stock Option Plans) shall adopt such resolutions or take such actions as are necessary to carry out the terms of this Section 1.5.

                                  ARTICLE II

                           The Surviving Corporation

  Section 2.1 Certificate of Incorporation. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall become the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall remain "Mark IV Industries, Inc."

  Section 2.2 By-laws. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the by-laws of Merger Sub in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation until amended in accordance with applicable law.

  Section 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law or their earlier death, resignation or removal, (a) the directors of Merger Sub at the Effective Time shall become the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall become the officers of the Surviving Corporation.

                                  ARTICLE III

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Merger Sub that, except as set forth in the disclosure schedule delivered to Merger Sub concurrently with this Agreement, which shall make reference to the particular Section of this Agreement to which such disclosure relates (the "Company Disclosure Schedule"):

  Section 3.1 Corporate Existence and Power.

  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would not, either individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws. For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Change" means with respect to the Company any change, circumstance, event or effect that, individually or in the aggregate with all other changes, circumstances, events and effects, is materially adverse to (i) the business, operations, liabilities, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (as defined herein), taken as a whole, other than any change or effect arising out of general economic conditions, or (ii) the right or ability of the Company or its Subsidiaries to consummate any of the transactions contemplated by this Agreement.

  (b) The Company has previously made available to Merger Sub true and complete copies of the certificate of incorporation and by-laws of the Company, as currently in effect.

  Section 3.2 Corporate Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the majority of all the votes entitled to be cast on the Merger by the holders of the Shares, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and by the availability of equitable remedies.

  Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions (including the Merger) contemplated hereby require no consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the DGCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder; (d) state securities or "blue sky" laws; (e) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets; and (f) such other actions, filings, approvals and consents, the failure to make or obtain which would not, either individually or in the aggregate, have a Material Adverse Effect.

  Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3 hereof and subject to Section 7.2 hereof, (a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Company or any of its Material Subsidiaries,
(b) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, ordinance, code, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary,
(c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any loss of material benefits to the Company or any Subsidiary) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or any of their respective properties or assets may be bound or under any permit relating to the operation of the business of the Company or any of the Subsidiaries, or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any of the Subsidiaries, with such exceptions with respect to the matters referred to in clauses (b) through
(d) as would not, either individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, claim, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the term "Material Subsidiary" means any Subsidiary of the Company that constitutes a "significant subsidiary" (as such term is defined in Section 1.02(v) of Regulation S-X of the SEC) of the Company; provided, however that for purposes of this definition, all references in Section 1.02(v) to 10% shall be deemed to be 2%.

  Section 3.5 Capital Stock.

  (a) The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $.01 per share (none of which are issued or outstanding), and 200,000,000 shares of Company Common Stock. As of May 26, 2000, there were (i) 44,361,427 shares of Company Common Stock outstanding,
(ii) an aggregate of 8,380,952 shares of Company Common Stock reserved for issuance upon conversion of the Company's outstanding 4 3/4 % Convertible Notes, due 2004 (the "4 3/4% Notes"), and (iii) an aggregate of 2,445,634 shares of Company Common Stock reserved for issuance upon exercise of outstanding Options pursuant to the Incentive Stock Option Plans. The Company Disclosure Schedule sets forth a list of the holders and the exercise prices for all outstanding Options. Other than the 4 3/4 % Notes, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

  (b) All outstanding Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. Except as set forth in paragraph (a) of this Section 3.5 and the Rights, no Stock Rights (as defined below) are authorized, issued or outstanding with respect to the capital stock of the Company. Except as set forth in paragraph (a) of this
Section 3.5 and except for changes since May 26, 2000 resulting from the exercise of Stock Options outstanding on such date, there are (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) no options or other rights to acquire from the Company or any Subsidiary of the Company, and no obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities (or cash or other property in lieu of such stock or securities) of the Company (the items in clauses (x),
(y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. As of the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of the Company or the Surviving Corporation except for any such obligations entered into or approved by Merger Sub. Schedule 3.5(b) sets forth the total amount of indebtedness for borrowed money and the total amount of cash on hand of the Company and its Subsidiaries on a consolidated basis as of April 30, 2000. For purposes of this Agreement, "Stock Rights" mean (i) subscriptions, calls, warrants, options, rights and other arrangements or commitments of any kind which obligate an entity to issue or dispose of any of its capital stock or other equity securities, (ii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities, and (iii) stock appreciation rights, performance units and other similar stock based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

  (c) Other than the Stockholder Voting Agreement, the Company is not a party to any stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company, and to the knowledge of the Company, there are no such agreements, trusts, proxies, other agreements or understandings with respect to which the Company is not a party.

  Sections 3.6 Subsidiaries.

  (a) Schedule 3.6 lists each subsidiary of the Company and its jurisdiction of organization (collectively, the "Subsidiaries"). Except as set forth on
Schedule 3.6, the Company owns, directly or indirectly, all of the outstanding capital stock (or other ownership interests) of each of the Subsidiaries. Except as shown on Schedule 3.6, the Company is the beneficial owner of all of the outstanding shares of capital stock of each Subsidiary, free and clear of any and all Liens. Except as shown on Schedule 3.6, the Company and its Subsidiaries have no investments (whether through acquisition of an equity interest or otherwise) in any other person, joint venture, business, corporation, partnership, trust or other entity with a fair market value in excess of $25.0 million. All of the shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in accordance with federal and applicable state securities laws and were not issued in violation of any preemptive or other similar rights. Except as set forth on Schedule 3.6, there are no (i) Stock Rights of any of the Subsidiaries or (ii) commitments or obligations of any kind or character for (A) the issuance of capital stock or Stock Rights of any of the Subsidiaries or (B) the repurchase, redemption or other acquisition of any capital stock or Stock Rights of any of the Subsidiaries. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock or Stock Rights of any of the Subsidiaries.

  (b) Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would either individually or in the aggregate, have a Material Adverse Effect. Each of the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has made available to Merger Sub true, correct and complete copies of each of its Material Subsidiaries' certificate of incorporation and by-laws (in each case, as amended to date). None of the Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or by-laws.

  Sections 3.7 SEC Filings.

  (a) Since March 1, 1997, the Company has timely filed all forms, reports, statements, schedules and other documents (the "Company Filings") with the Securities and Exchange Commission (the "SEC") required to be filed by the Company pursuant to the federal securities laws. As of their respective dates, the Company Filings (i) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading.

  (b) The Company has previously delivered or made available to Merger Sub (i) its annual report on Form 10-K for the fiscal year ended February 29, 2000,
(ii) its proxy statement relating to the meeting of the stockholders of the Company held on July 14, 1999 and (iii) all of its other forms, reports, statements, schedules and other documents filed with the SEC under the Exchange Act since March 1, 2000 (the items described in clauses (i), (ii) and (iii) are collectively referred to as the "Recent Filings").

  Section 3.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Recent Filings (the "Financial Statements") or incorporated by reference, (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods covered thereby, and sound bookkeeping practices and
(iii) fairly present, in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the periods then ended (except (x) in the case of unaudited interim statements, normal year-end adjustments and the absence of notes and (y) as otherwise indicated in such financial statements and the notes thereto).

  Section 3.9 Undisclosed Liabilities. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto, prepared in accordance with United States generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since February 29, 2000 which would not, individually or in the aggregate, have a Material Adverse Effect.

  Section 3.10 Information in Disclosure Documents. The proxy statement (the "Proxy Statement") to be mailed to the stockholders of the Company in connection with the special meeting of the stockholders of the Company (the "Special Meeting") in connection with the Merger and the transactions contemplated hereby and the Schedule 13E-3, if filed, and any amendment thereof or supplement thereto (excluding any information supplied in writing by Merger Sub specifically for inclusion therein), when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting, and in the case of the Schedule 13E-3, when and if filed, shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and shall comply, in all material respects as to form, with all requirements of the Securities Act and the Exchange Act, as applicable.

  Section 3.11 Absence of Certain Changes. Except as disclosed in the Recent Filings, as contemplated by this Agreement or as set forth in Section 3.11 to the Company Disclosure Schedule, since February 29, 2000, the Company and its Subsidiaries have conducted their business in the ordinary course in accordance with their customary practices, and there has not been:

  (a) any event or occurrence which has had, individually or in the aggregate, a Material Adverse Effect;

  (b) except for quarterly dividends, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of the Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

  (c) any revaluation by the Company or any of its Subsidiaries of any of their respective material assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business in accordance with their customary practices that have not had a Material Adverse Effect;

  (d) any incurrence, assumption or guarantee by the Company or any of the Subsidiaries of any outstanding amount of indebtedness for borrowed money, other than in the ordinary course of business in accordance with their customary practices, or any loan or advance by the Company or any of the Subsidiaries to any other person, other than advances consistent with their customary practices that are not material;

  (e) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of the Material Subsidiaries relating to their respective material assets or businesses (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of the Material Subsidiaries of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

  (f) any damage, destruction or other casualty loss (whether or not covered by insurance) that has resulted in a Material Adverse Effect;

  (g) except as required by generally accepted accounting principles or applicable law in any relevant jurisdiction applicable to the Company or its Subsidiaries, any change in any method of accounting or accounting practice or policy or application thereof by the Company or any of the Subsidiaries;

  (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to their directors, officers, employees or consultants, except increases occurring in the ordinary course of business in accordance with their customary practices which are not material;

  (i) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any director, officer, employee or consultant of the Company or any of its Subsidiaries, except increases occurring in the ordinary course of business in accordance with their customary practices which are not material;

  (j) any entry by the Company or any of its Material Subsidiaries into any collective bargaining agreement, or any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Material Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

  (k) any waiver of any material benefits of, or agreement to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Material Subsidiary is a party.

  Section 3.12 Litigation. Except as disclosed in the Recent Filings, there is no claim, action, suit, investigation or proceeding pending or, to the Company's knowledge, threatened against or relating to, the Company or any of its Subsidiaries or any of their respective properties or assets before (or which could properly be brought before) any court or arbitrator or any governmental or regulatory body, agency or official which (i) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction, settlement agreement or decree which could (i) reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) prevent or delay the Merger or any of the other transactions contemplated hereby.

  Section 3.13 Taxes.

  (a) (i) All Tax returns and reports (including information returns and reports) and amended or substituted returns and reports required to be filed with any Taxing Authority prior to the Effective Time by or on behalf of the Company or any Material Subsidiary (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws (including any extensions of such due date); (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the income

(or other measure of Tax) and any other information required to be shown therein; (iii) the Company and its Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the Company and its Subsidiaries have made or will have made all required estimated Tax payments due on or before the Effective Time; (v) the charges, accruals and reserves for deferred and contingent Taxes reflected on the books of the Company and its Subsidiaries are adequate to cover such Taxes; (vi) neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vii) neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Returns; (viii) to the Company's knowledge, there are no pending or threatened claims against or with respect to the Company or any of its Subsidiaries in respect of any Tax or assessment; and (ix) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except Liens for current Taxes not yet due, except in the cases of clauses (ii) through (ix) of this Section 3.13(a), for such items as would not, individually or in the aggregate, have a Material Adverse Effect. Capitalized terms used in this Section 3.13(a) and not defined in this Section 3.13(a) or elsewhere in this Agreement have the meanings assigned to them in Section 3.13(b) hereof.

  (b) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding on amounts paid to or by the Company or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause (i) of this paragraph (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause
(i) or (ii) of this paragraph (b) as a result of any express or implied obligation to indemnify any other Person.

  Section 3.14 ERISA and Employment Matters.

  (a) The Company Disclosure Schedule sets forth a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and which are subject to ERISA) (each, a "Pension Plan"), all material "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and which are subject to ERISA) (each, a "Welfare Plan"), all material bonus, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control compensation, death benefit and fringe benefit plans, and all material employment agreements maintained, sponsored, administered or contributed to by the Company or any of its Material Subsidiaries or with respect to which the Company or any of its Material Subsidiaries has any material liability for the benefit of any current or former employee or other beneficiary, except in each case for any plan or agreement providing for benefits which are required pursuant to any federal, state, local or foreign law or regulation, (collectively, the "Plans"). Except as set forth on the Company Disclosure Schedule, no Plan is or at any time within the six calendar years preceding the date of this Agreement has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA which is subject to Title IV of ERISA. Within 10 business days following the date hereof, the Company Disclosure Schedule shall set forth all material collective bargaining agreements covering employees of the Company or any Material Subsidiary within North America.

  (b) With respect to each Plan (to the extent applicable), the Company has provided or made available, or will provide or make available prior to the consummation of the Offer, to Merger Sub, true and complete copies of (i) the current Plan documents, including all amendments, (ii) each trust agreement relating to such Plan, (iii) the most recent annual report (Form 5500 Series) required to be filed with the IRS, (iv) the most recent summary plan description, (v) the most recent actuarial report or valuation and (vi) the most recent determination letter issued by the IRS.

  (c) All Plans have been administered in all material respects in compliance with their terms and with the requirements of any applicable law, including, but not limited to ERISA and the Code.

  (d) No Pension Plan subject to Title IV of ERISA for which the Company or a Material Subsidiary of the Company was the contributing sponsor was terminated within six years prior to the date hereof, or was terminated more than six years prior to the date hereof unless the Company has no material contingent or actual liability with respect to such plan as of the date hereof (other than in a standard termination pursuant to Section 4041 of ERISA). Neither the Company nor any of its Material Subsidiaries has engaged in a transaction that may give rise to liability under Sections 4064 or 4069 of ERISA. Neither the Company nor any Material Subsidiary is subject to any lien imposed under
Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any Material Subsidiary has any material liability for unpaid contributions with respect to any Pension Plan. Neither the Company nor any Material Subsidiary is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company under Section 401(a)(29) of the Code. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company and intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) has received a determination letter that it is so qualified and the Company has no knowledge of any facts which would adversely affect its qualified status. The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan as to which the reporting requirement has not been waived. No filing has been made by the Company or any Material Subsidiary with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan, except for any Plan terminated under the standard termination provisions of Section 4041 of ERISA. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. With respect to any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(1) of ERISA) to which the Company or any Material Subsidiary contributes or with respect thereto has any liability and which is subject to Title IV of ERISA, no event has occurred in connection with which the Company or any Material Subsidiary could have any liability that would have a Material Adverse Effect.

  (e) Neither the Company nor any of its Material Subsidiaries, nor, to the knowledge of the Company, any trustee or administrator of any Plan, has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, or a transaction prohibited by Section 406 of ERISA that could give rise to any material tax or penalty under Section 4975.

  (f) At the end of its most recent plan year, each Plan to which Section 412 of the Code or Section 302 of ERISA is applicable satisfied the minimum funding standards provided for in such Section and all required installments (within the meaning of Section 412(m) of the Code or Section 302(e) of ERISA), the due date for which is after the end of the most recent plan year but prior to the date hereof, have been made.

  (g) Each Welfare Plan which covers or has covered employees or former employees of the Company and which is a "group health plan," as defined in
Section 607(1) of ERISA, has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

  (h) With respect to any plan covering employees or former employees of any Subsidiary organized under the laws of or doing business in any country other than the United States which if maintained or administered in or otherwise subject to the laws of the United States would be an "employee pension benefit plan" as defined in Section 3(2) of ERISA (except for any such plan providing for benefits which are required pursuant to any foreign law or regulation), to the knowledge of the Company, each such plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including without limitation any special provisions relating to the tax status of contributions to, earnings of or distributions from such plans where each such plan was intended to have such tax status) and has been maintained in good standing with applicable regulatory authorities.

  (j) The representations and warranties set forth in Sections 4.12(d) and (f) are also true with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained, sponsored, administered or contributed to by any entity which is in the same "controlled group" (as defined in Section 4001(a)(14) of ERISA or Section 414(b), (c), (m) or (o) of the Code) as the Company or any Material Subsidiary of the Company.

  Section 3.15 Financial Advisers' Fees. Except for Bear, Stearns & Co. Inc. (the "Financial Advisor"), whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company, any Subsidiary of the Company, Merger Sub or any of their affiliates as a result of consummation of the transactions contemplated by this Agreement. A true and correct copy of the engagement letter between the Company and the Financial Advisor has been provided to Merger Sub.

  Section 3.16 Environmental Laws and Regulations.

  (a) Except as disclosed in the Recent Filings, (i) the Company and each of its Subsidiaries is in compliance with all applicable, federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; and
(ii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there have been no releases of hazardous substances at any facility owned or operated at any time by the Company or its current or former subsidiaries, the response costs for which, individually or in the aggregate, would have a Material Adverse Effect.

  (b) Except as disclosed in the Recent Filings, there are no Environmental Claims which individually or in the aggregate would have a Material Adverse Effect that are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law. To the knowledge of the Company, no facts exists which reasonably would form the basis for any such Environmental Claim.

  (c) To the Company's knowledge, there are no currently effective consent decrees, consent orders, judgements, judicial or administrative orders or agreements (other than permits) with or Liens by, any governmental authority relating to any Environmental Law which regulate, obligate or bind the Company or its Subsidiaries.

  Section 3.17 Intellectual Property.

  (a) The Company or one of its Subsidiaries is the owner of or has sufficient rights to use all items of intangible property, including, without limitation, trademarks and service marks (whether or not registered or applied for registration), trade names, brand names, patents, patent applications, inventions (whether or not patented), trade secrets, know- how, domain names, copyrights (whether or not registered or applied for registration), and all other items of intangible property (collectively, "Intellectual Property"), which individually or in the aggregate are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole, free and clear of any liens or encumbrances. The Company or one of its Subsidiaries is the owner of, has sufficient rights to use, or is a licensee under a valid license for, all Intellectual Property which is used in the business of the Company or its Subsidiaries as currently conducted, except where the failure to own or have sufficient rights to use or have a valid license to such Intellectual Property would not have a Material Adverse Effect. Except as set forth on Schedule 3.17(a), there are no claims pending or, to the Company's knowledge, threatened, that the Company or any of its Subsidiaries is infringing or in violation of any Intellectual Property of any third party which is reasonably likely to have a Material Adverse Effect. To the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property rights of the Company which could be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property. All payments, including maintenance fees, and all filings and registrations have been made with respect to the Intellectual Property so as to maintain the Intellectual Property in full force and effect.

  (b) Without limiting the generality of the foregoing, Mark IV Industries Limited/Industries Mark IV Limitee, one of the Company's Subsidiaries, is the licensee under that certain Patent License and Technology Transfer Agreement, dated September 2, 1987, with EID Electronic Identification Systems, Ltd., as licensor (the "IVHS License"), and has valid and exclusive rights to the technology and intellectual property licensed to it thereunder. The Company has delivered to Merger Sub a true, correct and complete copy of the IVHS License, together with all amendments, modifications or supplements thereto to date. All royalty and other payments due under the IVHS License have been timely paid in accordance with the terms thereof. There are no claims pending or, to the Company's knowledge, threatened involving the Company or any of its Material Subsidiaries relating to the IVHS License or the technology and intellectual property licensed thereunder. To the Company's knowledge, no party to the IVHS License is in breach thereof.

  Section 3.18 Compliance with Instruments and Laws. Neither the Company nor any of its Subsidiaries is, or has received any written notice to the effect that it is (or that the manner in which any of them conducts its business is), in breach or violation of, or in default under, any term or provision of (i) its certificate of incorporation and by-laws, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach or default, either individually or in the aggregate, would have a Material Adverse Effect, or (iii) except as disclosed pursuant to any other Section of this Article III, any law, statute, rule, regulation, ordinance, code, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets and the effect of which breach, violation or default, either individually or in the aggregate, would have a Material Adverse Effect.

  Section 3.19 Rights Agreement. The Company has taken all actions necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby.

  Section 3.20 Title to Assets. The Company and its Subsidiaries own, or have valid leasehold or license interests in, all assets used in the conduct of their business except where the absence of such ownership, leasehold or license interests would not, individually or in the aggregate, have a Material Adverse Effect.

  Section 3.21 Contracts.

  (a) The Company Disclosure Schedule sets forth a list of all contracts of the Company and its Subsidiaries (i) that are material to the business, operation, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) required to be disclosed pursuant to Item 601 of Regulation S-K of the SEC, or (iii) that are non-competition or similar contracts that restrict the geographic or operational scope of the Company's or its Material Subsidiaries' business or the ability of the Company or its Material Subsidiaries' to enter into new lines of business (other than (A) exclusive distribution agreements providing for the right of a person to sell the products of the Company and its Subsidiaries on an exclusive basis within a defined territory, (B) sales agreements for private label products which restrict the Company and its Subsidiaries from selling such products to other persons and (C) other similar sales or distribution contracts entered into in the ordinary course of business) (together, the "Significant Contracts"). Prior to the date hereof, the Company has made available to Merger Sub true copies of each Significant Contract.

  (b) Except as set forth in the Company Disclosure Schedule, with respect to each Significant Contract, (i) there is no default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party to any Significant Contract which, individually or in the aggregate, would constitute a Material Adverse Effect, and (ii) such Significant Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto, is in full force and effect and is enforceable against the Company or its Subsidiaries and, to the knowledge of the Company, against each other party thereto in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

  Section 3.22 Customers and Suppliers. The Company Disclosure Schedule sets forth a true and correct list of (a) the 10 largest customers of the Company and its Subsidiaries, on a consolidated basis, in terms of sales during the twelve months ended February 29, 2000, and (b) the 10 largest suppliers of the Company and its Subsidiaries, on a consolidated basis, in terms of purchases in the twelve months ended February 29, 2000.

  Section 3.23 Prohibited Payments. To the knowledge of the Company, the Company and its Subsidiaries have not, directly or indirectly, (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company and its Subsidiaries for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of the Company or its Subsidiaries, which the Company or its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

  Section 3.24 Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor on the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders (other than the individuals listed on Schedule 1.5) is fair to such holders from a financial point of view and a signed copy of which opinion shall be delivered to Merger Sub upon receipt by the Company.

  Section 3.25 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of the directors present at the meeting (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Stockholder Voting Agreement and (ii) resolved to recommend that the holders of the Shares approve this Agreement and the transactions contemplated herein, including the Merger.

  Section 3.26 Required Company Vote. The affirmative vote of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stockholder Voting Agreement.

                                  ARTICLE IV

                 Representations and Warranties of Merger Sub

  Merger Sub hereby represents and warrants to the Company that, except as set forth in the disclosure schedule delivered to the Company concurrently with this Agreement, which shall state with particularity the representation and warranty herein, including section reference, to which such disclosure relates (the "Merger Sub Disclosure Schedule"):

  Section 4.1 Corporate Existence and Power. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on Merger Sub. Merger Sub has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

  Section 4.2 Corporate Authorization. Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding agreement of each of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and by the availability of equitable remedies.

  Section 4.3 Governmental Authorization. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby require no consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the DGCL, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (d) state securities or "blue sky" laws, (e) such filings, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets, and (f) such other actions, filings, approvals and consents, the failure to make or obtain which would not reasonably be expected to prevent the consummation of the transactions contemplated hereby, including the Merger.

  Section 4.4 Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the charter or by-laws of Merger Sub, (b) contravene or conflict with any provision of law, statute, rule, regulation, ordinance, code, judgment, injunction, order or decree binding upon or applicable to Merger Sub, or (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any loss of material benefits to Merger Sub) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Merger Sub is a party or by which any of its properties or assets may be bound, with such exceptions with respect to the matters refer to in clause (c) as would not reasonably be expected to prevent the consummation of the transactions contemplated hereby, including the Merger.

  Section 4.5 Information in Disclosure Documents. The information supplied by Merger Sub for inclusion in the Proxy Statement and the Schedule 13E-3, if filed, and any amendment thereof or supplement thereto, when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting, and in the case of the Schedule 13E-3, when and if filed, shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, Merger Sub makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

  Section 4.6 Financial Advisers' Fees. Unless the Merger is consummated, the Company will not be responsible for the payment of any fees or commissions of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act an behalf of Merger Sub who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

  Section 4.7 Financing. Merger Sub is a newly formed corporation which has conducted no business other than in connection with the transactions contemplated by this Agreement. Merger Sub has executed a bank commitment letter (the "Commitment Letter") and letters with respect to equity and other financing (the "Equity Letters," and together with the Commitment Letter, the "Financing Letters"). Assuming full funding under the Commitment Letter and the Equity Letters, Merger Sub would have sufficient funds to consummate the transactions contemplated hereby, including without limitation, the payment of the Merger Consideration and the obligations of the debt offerings described in Section 5.12 of this Agreement, to the extent consummated, and the payment of the related fees and expenses (the "Financing"). Merger Sub has delivered true, correct and complete copies of the Commitment Letter and the Equity Letters to the Company. Each of the Commitment Letter and the Equity Letters is in full force and effect as of the date hereof. Merger Sub is not, as of the date hereof, aware of any fact, occurrence or condition that would cause the Commitment Letter or the Equity Letters to be terminated or ineffective or any of the conditions contained therein not to be met.

                                   ARTICLE V

                           Covenants of The Company

  Section 5.1 Conduct of Business. From the date hereof until the Closing, except as contemplated by this Agreement, as disclosed in Section 5.1 to the Disclosure Schedule, or except as consented to in writing by Merger Sub, the Company and the Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing:

  (a) the Company will not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) with respect to any shares of capital stock of the Company or redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary of the Company, (other than regular quarterly dividends not in excess of $.0625 per share of Company Common Stock made in the ordinary course consistent with past practice or dividends from any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

  (b) the Company will not, and will not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any security convertible into or exchangeable for capital stock or any option, warrant or other right to acquire capital stock (other than the issuance of Shares pursuant to outstanding Options and grants of restricted stock outstanding on the date hereof);

  (c) neither the Company nor any of its Subsidiaries will adopt or propose any change in its certificate of incorporation or by-laws;

  (d) the Company will not, and will not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), or any acquisition or disposition of assets or securities;

  (e) the Company will not, and will not permit any of its Subsidiaries to, split, combine, subdivide or reclassify any shares of its capital stock;

  (f) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property, except pursuant to existing contracts or commitments or in the ordinary course business consistent with past practice;

  (g) the Company will not, and will not permit any of its Subsidiaries to,
(i) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (ii) make any loans or advances to any other person or entity, except in the case of clause (i) for borrowings under existing credit facilities in the ordinary course of business and, except in the case of clause (ii) for advances to employees consistent with past practice which are not material;

  (h) the Company will not, and will not permit any of its Subsidiaries to, create, assume or incur any Lien on any material asset of the Company or any Subsidiary of the Company;

  (i) except as required by law, the Company will not, and will not permit any of its Subsidiaries to (i) grant or make any change in control, severance or termination payments to any officer or employee of the Company or any of its Subsidiaries, except pursuant to plans or agreements in existence on the date hereof and set forth on Schedule 5.1(i) or to be adopted after the date hereof and described with reasonable particularity on Schedule 5.1(i), (ii) enter into any option, employment, deferred compensation or other similar agreement or any change of control or severance agreement (or enter into any amendment to any such existing agreement) with any officer, director or employee of the Company or any of its Subsidiaries, (iii) accelerate, amend or change the period of exercisability of options or restricted stock granted to any officer, director or employee of the Company or any of its Subsidiaries or, except as contemplated by Section 1.5, authorize cash payments in exchange for any options granted to any such persons, (iv) increase, accelerate the timing of, or otherwise amend the benefits payable under any existing severance or termination pay policies or agreements, (v) enter into any collective bargaining agreement except in the ordinary course of business, (vi) amend the terms of the Plans or adopt any new employee benefit plans other than plans to be adopted after the date hereof described with reasonable particularity on
Schedule 5.1(i), or (vii) pay, or provide for, any increase in compensation, bonus, or other benefits payable to employees of the Company or any of its Subsidiaries, except for (A) normal merit and cost of living increases not material in amount, and (B) except as required by the terms of contracts or agreements or collective bargaining obligations in effect on the date hereof or as necessary to comply with any applicable law;

  (j) the Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

  (k) the Company will not, and will not permit any of its Subsidiaries to, make or agree to make any material capital expenditure except in accordance with the Company's capital expenditure plan for the fiscal year 2000, a true, correct and complete copy of which has been delivered to Merger Sub;

  (l) the Company will not, and will not permit any of its Subsidiaries to, change any accounting principles or practices except as required by any change in applicable accounting standards;

  (m) except as required by law, the Company will not, and will not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), material to the Company and its Subsidiaries, taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements (or the notes thereto) or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party; and

  (n) the Company will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to do any of the foregoing actions proscribed by this Section 6.1, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions.

  Section 5.2 Stockholder Meeting; Proxy Material.

  (a) The Company shall cause the Special Meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval; provided that the Board of Directors of the Company may fail to make or may withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law. In connection with any Company Stockholder Meeting, the Company will (a) as soon as practicable prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and
(c) otherwise comply in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement). The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger, unless otherwise required by the fiduciary duties of the directors under applicable law as contemplated hereby.

  (b) The Proxy Statement shall not be filed and no amendment or supplement to the Proxy Statement shall be made by the Company without reasonable advance consultation with Merger Sub and its counsel. The Company shall advise Merger Sub of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

  Section 5.3 Schedule 13E-3. If, in the opinion of the Company's counsel after consultation with counsel to Merger Sub, the filing with the SEC of a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the Merger is required by Rule 13e-3 under the Exchange Act, the Company shall file the Schedule 13E-3 with the SEC at the time of filing of the Proxy Statement. If the Schedule 13E-3 is filed, at the time of any amendment to the Proxy Statement, the parties shall cause to be filed with the SEC an appropriate amendment to the Schedule 13E-3.

Section 5.4 Acquisition Proposals.

  (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or more than 15% of the common stock of, it or any of its Subsidiaries, or (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of capital stock of it or any of its Subsidiaries (any such proposal or offer (other than a proposal or offer made by Merger Sub or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, endorse an Acquisition Proposal, grant any waiver or release under any standstill or similar agreement with respect to any capital stock of the Company or any of its Subsidiaries, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, the Company or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule l4d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, recommend approval of such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company or withdraw or modify in any adverse manner its recommendation referred to in Section 3.26 hereof or (C) engage in any discussions or negotiations with, or provide (subject to an appropriate confidentiality agreement which shall not be less favorable to the Company in any material respect than the Confidentiality Agreement (as defined herein) and a copy of which shall be provided to Merger Sub) any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (x) the Board of Directors of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law and (y) the Board of Directors of the Company shall have concluded in good faith after consultation with its legal and financial advisors that such Acquisition Proposal (1) would, if accepted, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (2) is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (an Acquisition Proposal meeting the requirements of clauses (1) and (2) being referred to herein as a "Superior Proposal," provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in
Section 5.4 except that the reference to "15%" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "50%"); provided, however, that the Board of Directors shall not take any of the foregoing actions referred to in clauses (A) through (C) until after giving 24 hours written notice to Merger Sub with respect to its intent to take any such action and informing Merger Sub of the terms and conditions of such proposal and the person making it. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.4 of the obligations undertaken in this Section 5.4.

  (b) The Company and its Subsidiaries shall (i) promptly notify Merger Sub of the terms of any written proposal which it may receive in respect of any such Acquisition Proposal, including, without limitation, the identity of the prospective purchaser or soliciting party and (ii) provide Merger Sub with a copy of any such Acquisition Proposal, if written. The Company shall keep Merger Sub reasonably informed of the status of any such Acquisition Proposal.

  Section 5.5 Access to Information. From the date hereof until the Effective Time, upon reasonable notice the Company will (and will cause each of its Subsidiaries to) give Merger Sub, its counsel, financial advisors, auditors and other authorized representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection with this Agreement and the transactions contemplated hereby full access during normal business hours to its offices, properties, books and records, will allow them to inspect and make copies of contracts, books and records and all other documents and information that they may reasonably request related to the operations and business of the Company and its Subsidiaries, will (and will cause each of its Subsidiaries to) furnish to them such financial and operating data and other information as they may reasonably request, will allow them to meet with designated personnel of the Company or its Subsidiaries and/or their representatives, and will instruct its employees, counsel, financial advisors and accountants to cooperate with them in their investigation of the business of the Company and its Subsidiaries; provided, however, that no investigation pursuant to this
Section 5.5 shall affect or be deemed to modify any representation or warranty given by the Company to Merger Sub hereunder. Unless otherwise required by law, Merger Sub and its counsel, financial advisors, auditors and other authorized representatives and the financial institutions (and their counsel and representatives) shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement. The Company shall promptly deliver to Merger Sub correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

  Section 5.6 Tax Elections. With respect to Taxes, without the prior consent of Merger Sub (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall make, revoke or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle a Tax claim or assessment relating to the Company or its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of materially increasing the consolidated Tax liability of the Company. Upon the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination of any Tax, to the extent such matter could have the effect of materially increasing the Tax liability of the Company, the Company shall provide prompt notice to Merger Sub of such matter setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

  Section 5.7 Benefit Plans. Except as disclosed in Section 5.7 to the Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Merger Sub enter into, adopt, amend (except as may be required by law) or terminate any of the Plans or any other employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of their respective current or former employees, directors or officers.

  Section 5.8 Company Cooperation. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneous with the Closing in respect of the transactions contemplated by this Agreement, including, without limitation, (i) participation in meetings, due diligence sessions and road shows and (ii) reasonable assistance in connection with Merger Sub's or its banks', underwriters', placement agents' or other representatives' preparation of offering memoranda, private placement memoranda, prospectuses and similar documents. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Merger Sub, to call for prepayment or redemption, or to prepay, redeem, defease and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that any such prepayment or redemption shall be conditioned upon and shall not actually be required to be made until at or after the Effective Time.

  Section 5.9 Notice of Certain Events. The Company shall promptly notify Merger Sub of:

  (a) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

  (b) any written notice or other written communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

  (c) any claim, action, suit, investigation or proceeding commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.12 or which relate to the consummation of the transactions contemplated by this Agreement;

  (d) any Material Adverse Change; and

  (e) the breach by the Company of any representation or warranty contained herein that is qualified as to materiality, or a material breach of any representation or warranty contained herein that is not so qualified.

  Section 5.10 Resignation of Directors. At the Closing, the Company shall deliver to Merger Sub evidence satisfactory to Merger Sub of the resignation of all directors of the Company, effective at the Effective Time.

  Section 5.11 Financial Statements, Etc. Within 30 days after the end of each calendar month, the Company and its Subsidiaries shall provide Merger Sub with the interim consolidated financial statements relating to such calendar month. Such interim financial statements shall (a) be in accordance with the books and records of the Company and its Subsidiaries, (b) be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby (except for the absence of footnotes) and present fairly and accurately in accordance with United States generally accepted accounting principles the assets, liabilities (including, without limitation, all reserves) and financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby.

  Section 5.12 Debt Offers.

  (a) The Company shall, within 20 days of receiving any request by Merger Sub to do so (but in no event earlier than 45 calendar days prior to the date fixed by the Company for the holding of the Special Meeting of its stockholders contemplated by Section 5.2 hereof), commence offers to purchase, accompanied by related solicitations of consent regarding covenant amendments, all of the Company's outstanding 4 3/4% Notes and the Company's outstanding 7 3/4% Senior Subordinated Notes, due 2006 (the "7 3/4% Notes" and collectively with the 4 3/4% Notes, the "Notes") on such customary terms and conditions as are acceptable to Merger Sub, in the exercise of its judgment in making debt tender offers on commercially reasonable terms to the holders of the Notes (the "Debt Offers"). The Company shall waive any of the conditions to the Debt Offers and make any other changes in the terms and conditions of the Debt Offers as may be requested by Merger Sub, and the Company shall not, without Merger Sub's prior consent, waive any material condition to the Debt Offers or make any other material changes in the terms and conditions of the Debt Offers. Notwithstanding the immediately preceding sentence, Merger Sub shall not request that the Company make any change to the terms and conditions of the Debt Offers that (i) decreases the price per Senior Note payable in the Debt Offers or imposes conditions to the Debt Offers or (ii) eliminates, changes, or waives the condition to the Debt Offers that the Closing shall have occurred. The Company covenants and agrees that, subject to the terms and conditions in the Debt Offers, it will accept for payment and pay for the Notes as soon as reasonably practicable after such conditions to the Debt Offers are satisfied and it is permitted to do so under applicable law, provided that the Company shall use reasonable best efforts to coordinate the timing of any such purchases with Merger Sub in order to obtain the greatest participation in the Debt Offers.

  (b) Promptly following the date of this Agreement, the Company shall prepare, subject to advice and comments of Merger Sub, an offer to purchase for each of the issues of Notes and forms of the related letters of transmittal and summary advertisement, as well as all other information and exhibits (collectively, the "Offer Documents"). All mailings to the holders of Notes in connection with the Debt Offers shall be subject to the prior review, comment and approval of Merger Sub. The Company will use its commercially reasonable efforts to cause the Offer Documents to be mailed to the holders of the Notes as promptly as practicable following receipt of the request from Merger Sub under paragraph (a) above to do so. The Company agrees promptly to correct any information in the Offer Documents that shall be or have become false or misleading in any material respect.

                                  ARTICLE VI

                            Covenants of Merger Sub

  Section 6.1 Indemnification.

  (a) All rights to indemnification and permitted limitations of liability for monetary damages existing in favor of the present or former directors and officers of the Company or any of its Subsidiaries as provided in the Company's certificate of incorporation or by-laws or pursuant to any agreements previously disclosed by the Company to Merger Sub in writing, or the certificate of incorporation, by-laws or similar constitutive documents of any Subsidiary of the Company as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time (including without limitation the transactions contemplated by this Agreement) shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable law) for a period of not less than six years after the Effective Time. For not less than six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries against all losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement) to the full extent provided by the Company's certificate of incorporation or by-laws as in effect on the date hereof. In the event any claim or claims (a "Claim or Claims") are asserted or made pursuant to the preceding sentence within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until final disposition of any and all such Claim or Claims. Without limiting the foregoing, the Surviving Corporation, to the extent permitted by applicable law, will periodically advance reasonable expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  (b) Merger Sub shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company, or to the extent such coverage is not obtainable at the per annum cost presently in effect, Merger Sub shall purchase such coverage (on terms with respect to coverage and amount no less favorable to such officers and directors than those of such policies in effect on the date hereof) as may be obtained having a cost per annum not to exceed 200% of the current annual premium paid by the Company with respect to such current policies (and provided, further, that Merger Sub may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to such officers and directors so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the Effective Time; provided, however, that, if any Claim or Claims are asserted or made within such six year period, such insurance shall be continued in respect of such Claim or Claims until final disposition of such Claim or Claims.

  (c) In the event that the Surviving Corporation or its successors or assigns
(i) consolidates with or merges into another person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.1.

  (d) This Section 6.1 is intended to be for the benefit of, and shall be enforceable, by the indemnified parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its successors and assigns.

  Section 6.2 Employee Benefits. For a period of two years following the Effective Time, Merger Sub shall cause the Surviving Corporation to maintain employee benefit plans (except stock option, restricted stock, stock purchase or other equity based programs, plans and arrangements and change in control and severance plans) that are no less favorable in the aggregate than the Plans (except stock option, restricted stock, stock purchase or other equity based programs, plans and arrangements and change in control and severance plans) in effect on the date of this Agreement.

  Section 6.3 Matters Relating to the Bank Commitment Letter. In connection with the negotiation of the definitive financing agreements contemplated by the Commitment Letter regarding the Financing (the "Definitive Financing Agreements") (i) Merger Sub shall keep the Company reasonably informed of the ongoing status of any such negotiations, and (ii) Merger Sub shall conduct any such negotiations in good faith. Merger Sub shall use its commercially reasonable efforts to effect the closing of the Financing on the terms set forth in the Commitment Letter as soon as reasonably practicable and in any event on or before the expiration of the Effective Date. Merger Sub shall not materially amend in a manner adverse to the Company or voluntarily terminate the Commitment Letter or the Equity Letters without the Company's prior written consent.

                                  ARTICLE VII

                    Covenants of Merger Sub and The Company

  Section 7.1 Reasonable Best Efforts. Subject to terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

  Section 7.2 Certain Filings.

  (a) Subject to the terms and conditions of this Agreement (including but not limited to Section 7.2(b) below), the Company and Merger Sub shall consult and cooperate with one another (i) in connection with the preparation of the Proxy Statement and, if applicable, the Schedule 13E-3, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and, if applicable, the
Schedule 13E-3 and seeking timely to obtain any such actions, consents, approvals or waivers.

  (b) Each of the Company and Merger Sub will make as promptly as practicable all filings necessary under the HSR Act and other applicable federal, state, local and foreign antitrust, competition and other similar laws (collectively, the "Antitrust Laws") in order to obtain any required regulatory approvals, clearance or expirations of waiting periods in connection with the transactions contemplated by this Agreement. Subject to the limitations contained in the last sentence of this Section 7.2(b), each of the Company and Merger Sub shall use its reasonable best efforts to resolve such objections, if any, as any governmental or regulatory authorities with jurisdiction over the enforcement of any Antitrust Laws may assert with respect to the Merger under any such Antitrust Laws. The parties shall consult with each other when dealing with such authorities and before submitting any application or other written communication to any such authority.

  Section 7.3 Public Announcements. Merger Sub and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or any organization providing stock quotations, will not issue any such press release or make any such public statement prior to such consultation. The initial press release announcing the execution of this Agreement shall be made jointly by Merger Sub and the Company promptly after the execution hereof.

  Section 7.4 Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or contemplated hereby, including, without limitation, the Merger. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company and Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                 ARTICLE VIII

                           Conditions To The Merger

  Section 8.1 Conditions to the Obligations of Each Party. The obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions on or prior to the Closing Date:

  (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with applicable law;

  (b) all necessary waiting periods applicable to the Merger under the HSR Act and similar antitrust laws shall have expired or been earlier terminated;

  (c) no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restrains or makes illegal consummation of the transactions contemplated by this Agreement; provided, however, that prior to invoking this condition, the party so invoking this condition shall have used reasonable best efforts to lift or remove such order, injunction, restraint or prohibition; and

  (d) all consents, approvals and licenses of any state, federal or foreign governmental or other regulatory body required in connection with the execution, delivery, and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not have a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement (including the Financing);

  Section 8.2 Conditions to the Obligations of Merger Sub. The obligations of Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions on or prior to the Closing Date:

  (a) no governmental or regulatory authority shall have instituted any claim, action, suit, investigation or proceeding for the purpose of enjoining or preventing the transactions contemplated hereby, or which could reasonably be expected to result in a Material Adverse Effect.

  (b) all of the representations and warranties of the Company set forth herein that are qualified as to materiality shall be true and correct, and all of the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Effective Time and at all times prior to the Effective Time (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and Merger Sub shall have received a certificate to such effect signed by the President or a Vice President of the Company;

  (c) the Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date, and Merger Sub shall have received a certificate to such effect signed by the President or a Vice President of the Company;

  (d) since February 29, 2000, there shall not have been any Material Adverse Change; and

  (e) the funding contemplated by the Financing Letters shall have been obtained.

  Section 8.3 Condition to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the condition on or prior to the Closing Date that (i) all of the representations and warranties of Merger Sub set forth herein that are qualified as to materiality shall be true and correct, and all of the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Effective Time and at all times prior to the Effective Time (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), (ii) Merger Sub shall have performed in all material respects all obligations arising under the agreements and covenants required to be performed by it prior to or on the Closing Date and (iii) the Company shall have received certificates to such effect signed by the President or a Vice President of Merger Sub.

                                  ARTICLE IX

                                  Termination

  Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

  (a) by mutual written consent of the Company and Merger Sub at any time;

  (b) by either the Company or Merger Sub:

    (i) if the Closing shall not have occurred on or before November 30, 2000; or

    (ii) if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable; or

    (iii) if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained;

  (c) by the Company:

    (i) if, prior to the Effective Time, the representations and warranties of Merger Sub set forth in this Agreement which are not qualified by "materiality" or "material adverse effect" shall not be true in any material respect, and the representations and warranties that are qualified by "materiality" or "material adverse effect" shall not be true in any respect, at any time after the date hereof (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), or Merger Sub shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied, the breach or failure to perform is not remedied within 15 days after the Company has furnished Merger Sub with written notice of such breach or failure to perform; or

    (ii) if, prior to the Effective Time, the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (x) the Company shall have complied with Section 5.4, and (y) prior to any such termination, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith for a period of at least three (3) days with Merger Sub to make such adjustments in the terms and conditions of this Agreement as would enable Merger Sub to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by the Company pursuant to this Section 9.1(c)(ii) that the Company shall have made the payment of the Termination Fee to Merger Sub required by Section 9.3.

  (d) by Merger Sub:

    (i) if the Company shall have materially breached any of its obligations under Section 5.4 hereof;

    (ii) if the Board of Directors of the Company shall have (A) withdrawn or modified or amended, in a manner adverse to Merger Sub, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, (B) approved, recommended or endorsed an Acquisition Proposal (including a tender or exchange offer for Company Common Stock); or (C) resolved to do any of the foregoing; or

    (iii) if, prior to the Effective Time, the representations and warranties of the Company set forth in this Agreement which are not qualified by "materiality" or "Material Adverse Effect" shall not be true in any material respect, and the representations and warranties that are qualified by "materiality" or "Material Adverse Effect" shall not be true in any respect, at any time after the date hereof (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), or the Company shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied, the breach or failure to perform is not remedied within 15 days after Merger Sub has furnished the Company with written notice of such breach or failure to perform.

  Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto (unless such termination is the result of deliberate breach of this Agreement by such party); provided, however, that this Section 9.2, Section 9.3 and Article X of this Agreement shall survive the termination hereof.

  Section 9.3 Fees, Expenses and Other Payments.

  (a) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) hereof or by Merger Sub pursuant to Section 9.1(d)(i) or
Section 9.1(d)(ii) hereof, or by Merger Sub pursuant to Section 9.1(d)(iii) hereof solely on the basis of the Company's breach of any obligation, agreement or covenant required by this Agreement to be performed by the Company but only if such breach arises out of the bad faith or willful misconduct of the Company, the Company shall pay to Merger Sub by certified check or wire transfer to an account designated by Merger Sub, immediately following receipt of a request therefor, an amount equal to $30,000,000 (the "Termination Fee"). In addition, the Company shall pay in cash to Merger Sub the Termination Fee if this Agreement is terminated (A) by the Company or Merger Sub pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) at any time after an Acquisition Proposal has been made by a third party (such third party, together with its affiliates and other Persons acting in concert with such third party are hereafter referred to as a "Third Party Acquirer"), which Acquisition Proposal has been publicly disclosed prior to the termination of this Agreement and, within one year after such a termination, the Company enters into a definitive agreement with respect to, or consummates (i) a merger, consolidation or other business combination with any such Third Party Acquirer (or another party who makes an Acquisition Proposal at a time when the Company is in discussions with any such Third Party Acquirer (such other party, together with its affiliates and other Persons acting in concert with such other party are hereafter referred to as the "New Third Party Acquirer")), (ii) the sale or transfer to such Third Party Acquirer (or any New Third Party Acquirer) of, or the acquisition of beneficial ownership by such Third Party Acquirer (or any New Third Party Acquirer) of, 50% or more of the Company Voting Securities (as defined herein) or (iii) the sale or transfer of 50% or more (in market value) of the assets of the Company and its Subsidiaries, on a consolidated basis, to any such Third Party Acquirer (or any New Third

Party Acquirer), upon which event the Termination Fee and Expenses shall become immediately payable in cash. For purposes of this Agreement, "Company Voting Securities" shall mean Company Common Stock or securities of similar interests, warrants, options or other rights to acquire Company Common Stock or securities convertible or exchangeable into shares of capital stock of the Company which entitles the holder to vote generally in the election of directors.

  (b) Upon termination of this Agreement by the Company pursuant to Section 9.1(b)(iii) hereof or Section 9.1(c)(ii) hereof or by Merger Sub pursuant to
Section 9.1(b)(iii), Section 9.1(d)(i), Section 9.1(d)(ii) or Section 9.1(d)(iii), the Company shall pay to Merger Sub, promptly upon receipt, but in no event later than two business days following receipt, of reasonable supporting documentation, all actual and reasonably documented out-of-pocket expenses incurred by or on behalf of Merger Sub in connection with or in anticipation of the Merger, this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of their counsel and accountants and investment banking fees) and the arrangement of, obtaining the commitment to provide, or obtaining, the financing for the transactions contemplated by this Agreement (including any fees payable to the entities providing such financing and their respective counsel) in an amount not to exceed $6,000,000 (the "Expenses").

  (c) The Company acknowledges that the agreements contained in this Section
9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 9.3, and, in order to obtain such payment, the Merger Sub commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 9.3, the Company shall also pay to Merger Sub its costs and expenses incurred in connection with such litigation.

                                   ARTICLE X

                                 Miscellaneous

  Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

  (a) if to Merger Sub, to:

      MIV Acquisition Corporation
      Park Avenue Tower
      65 East 55th Street, Suite 2300
      New York, NY 10022
      Attention: President
      Facsimile: (212) 891-2899

      with a copy to:

      Latham & Watkins
      99 Bishopsgate, Eleventh Floor
      London EC2M 3XF
      England
      Attention: Michael S. Immordino, Esq.
      Facsimile: 44-20-7374-4460

      and

      Latham & Watkins
      885 Third Avenue, Suite 1000
      New York, New York 10022-4802
      Attention: Richard M. Trobman, Esq.
      Facsimile: (212) 751-4864

  (b) if to the Company, to:

      Mark IV Industries, Inc.
      501 John James Audubon Parkway
      P.O. Box 810
      Amherst, New York 14226-0810
      Attention: Sal H. Alfiero, Chairman of the Board and Chief Executive
      Officer
      Facsimile: (716) 689-6098

      with copies to:

      Lippes, Silverstein, Mathias & Wexler LLP
      700 Guaranty Building
      28 Church Street
      Buffalo, New York 14202-3950
      Attention: Gerald S. Lippes, Esq.
      Facsimile: (716) 853-5199

      and

      Stroock & Stroock & Lavan LLP
      180 Maiden Lane
      New York, New York 10038
      Attention: David L. Finkelman
      Facsimile: 212-806-6006

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered or received at the address or facsimile number specified in this Section.

  Section 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall expire at and not survive the Effective Time. This Section 10.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

  Section 10.3 Amendments; No Waivers.

  (a) This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  Section 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement.

  Section 10.5 Entire Agreement; Governing Law; No Third Party
Beneficiaries. This Agreement (including any schedules hereto) and the confidentiality agreement between the Company and Merger Sub dated July 20, 2000 (the "Confidentiality Agreement"), (a) constitute the entire agreement with respect to the matters contemplated here and thereby, and (b) supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. This Agreement is not intended to confer upon any person other than the parties here any rights or remedies hereunder.

  Section 10.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  Section 10.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

  Section 10.8 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  Section 10.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 10.10 Knowledge. For the purposes of this Agreement, "to the knowledge of Company" or "the Company's knowledge" shall mean the actual knowledge after reasonable inquiry and review, Sal H. Alfiero, William P. Montague, Gerard S. Lippes and Mark G. Barberio.

  In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MARK IV INDUSTRIES, INC.


                                          By: _________________________________
                                            Name: Sal H. Alfiero
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                                          MIV ACQUISITION CORPORATION


                                          By: _________________________________
                                            Name: Francesco Loredan
                                            Title: President

                                                                     APPENDIX B

                   [LETTERHEAD OF BEAR, STEARNS & CO. INC.]

May 26, 2000

The Board of Directors
Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, NY 14226-0810

Gentlemen:

We understand that Mark IV Industries, Inc. ("Mark IV") and MIV Acquisition Corporation ("Merger Sub"), a Delaware corporation controlled by an investor group that includes BC Partners Ltd. and Interbanca S.p.A. (the "Investor Group"), propose to enter into an Agreement and Plan of Merger, dated as of May 26, 2000 (the "Agreement"), pursuant to which Merger Sub will merge with and into Mark IV (the "Merger"), with Mark IV as the surviving corporation of the Merger. As a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Mark IV ("Mark IV Common Stock") will be converted into the right to receive $23.00 per share in cash, without interest (the "Consideration"). We further understand that certain senior executives of Mark IV will, in connection with the transactions contemplated by the Merger, exchange their options to purchase Mark IV Common Stock for options to purchase common stock of the parent corporation of Merger Sub and will be offered the opportunity to purchase shares of common stock of the parent corporation of Merger Sub (such senior executives, "Rollover Holders").

You have asked us to render our opinion as to whether the Consideration to be received in the Merger by the holders of Mark IV Common Stock, other than Rollover Holders, is fair, from a financial point of view, to such holders.

In the course of performing our review and analyses for rendering this opinion, we have:

 .  reviewed the Agreement and related documents;

 .  reviewed Mark IV's Annual Reports to Shareholders and Annual Reports on
   Form 10-K for the fiscal years ended February 28, 1997 through 1999, Mark IV's audited, consolidated financial statements and the notes to the consolidated financial statements for the year ended February 29, 2000 provided to us by the senior management of Mark IV, its Quarterly Reports on Form 10-Q for the periods ended November 30, 1999, August 31, 1999 and May 31, 1999 and its Reports on Form 8-K for the three years ended May 26, 2000;

 . reviewed certain operating and financial information, including projections for the three years ending February 28, 2003, provided to us by Mark IV's management relating to Mark IV's business and prospects;

 .  met with certain members of Mark IV's senior management to discuss Mark
   IV's business, operations, historical and projected financial results and future prospects;

 . reviewed the historical prices, trading multiples and trading volumes of Mark IV Common Stock;

 . reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Mark IV;

 . reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to Mark IV;

 . performed sum-of-the-parts analysis based on the business segments and tax basis information furnished to us by Mark IV;

Mark IV Industries, Inc.
May 26, 2000
Page 2

 .  performed discounted cash flow analysis based on the projections for Mark
   IV furnished to us; and

 . conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to us by Mark IV. With respect to the projections provided to us by Mark IV, we have been advised that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Mark IV as to the expected future performance of Mark IV. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of Mark IV that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Mark IV, contingent or otherwise, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors of Mark IV to solicit indications of interest from various third parties regarding a transaction with Mark IV, and we have considered the results of such solicitation in rendering our opinion. We have assumed, with your consent, that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on the consummation of the Merger.

We do not express any opinion as to the price or range of prices at which Mark IV Common Stock may trade subsequent to the announcement of the Merger.

We have acted as a financial advisor to Mark IV in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger and a portion of which is payable upon delivery of this opinion. Bear Stearns has been previously engaged by Mark IV to provide certain investment banking and financial advisory services for which we received customary compensation. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Mark IV and/or of Interbanca S.p.A. and its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is limited to the fairness, from a financial point of view, of the Consideration to be received in the Merger by the holders of Mark IV Common Stock (other than Rollover Holders), is intended for the benefit and use of the Board of Directors of Mark IV in its evaluation of the Merger and does not constitute a recommendation to the Board of Directors or any holders of Mark IV Common Stock as to how to vote in connection with the Merger. This opinion does not address Mark IV's underlying decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Mark IV or the effects of any other transaction in which Mark IV might engage. Our opinion is subject to the assumptions and conditions herein and is necessarily based on economic, market and other conditions, and the information available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This letter is not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Mark IV Common Stock in connection with the Merger.

Mark IV Industries, Inc.
May 26, 2000
Page 3

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by the holders of Mark IV Common Stock, other than Rollover Holders, is fair, from a financial point of view, to such holders.

Very truly yours,

BEAR, STEARNS & CO. INC.

 /s/ Michael Hyatt
By:
  -------------------------
   Senior Managing
      Director

                                                                     APPENDIX C

               EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE
                  STATE OF DELAWARE RELATING TO THE RIGHTS OF
                            DISSENTING SHAREHOLDERS
                             262 APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.


    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
  (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        FORM OF PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                           MARK IV INDUSTRIES, INC.

                                     PROXY
                           MARK IV INDUSTRIES, INC.


  The undersigned hereby appoints Sal H. Alfiero, and William P. Montague and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of common stock of Mark IV Industries, Inc., a Delaware corporation (the "Company"), held of record by the undersigned at the Special Meeting of Stockholders to be held on __________________,2000 at ____ a.m. local time, and at any adjournments and postponements of the Special Meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
SPECIFIED BELOW. IF THIS CARD IS PROPERLY EXECUTED BUT NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" BOTH PROPOSAL 1 AND 2.

                      (TO BE VOTED AND SIGNED ON REVERSE)

     Please date, sign and mail your proxy card back as soon as possible!

                        Special Meeting of Stockholders
                           Mark IV Industries, Inc.
                                           , 2000

                                    ------

/X/ Please mark your votes as in this example.

1. Proposal to adopt the agreement and plan of merger dated as of May 26, 2000 between Mark IV Industries, Inc. and MIV Acquisition Corporation and approve the transactions contemplated thereby, including the merger, as described in the proxy statement for the special meeting.

                     FOR  / /  AGAINST  / /  ABSTAIN  / /

2. Proposal to permit the proxies, in their discretion, to adjourn the meeting for the sole purpose of soliciting more votes or proxies in favor of adoption of the merger agreement.

                     FOR  / /  AGAINST  / /  ABSTAIN  / /

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.


_______________________________________  Date _______________ , 2000
       Signature(s)

_______________________________________  Date _______________ , 2000
       Signature(s)

Please complete, sign, date and return this proxy promptly in the envelope provided, which requires no postage if mailed in the United States.

NOTE: Stockholders should date this proxy and sign here exactly as their name appears above. If shares of common stock are held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.